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As filed with the Securities and Exchange Commission on August 17, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIFC LLC
(Exact Name of Registrant as Specified in its Governing Instrument)

Delaware (State or Other Jurisdiction of incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	36-4814372 (I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, NY 10177
(212) 624-1200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Julian Weldon
General Counsel, Chief Compliance Officer and Secretary
CIFC LLC
250 Park Avenue, 4th Floor
New York, NY 10177
(212) 624-1200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copy to:
Joshua Ford Bonnie
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
(212) 455-2000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
As soon as practicable after the effective date of this Registration Statement and upon completion of the transactions described in the enclosed proxy statement/prospectus.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)(3)	Aggregate Maximum Offering Price(2)(3)	Amount of Registration Fee

Shares representing limited liability company interests in CIFC LLC	25,372,404	$7.31	$185,472,273.24	$21,551.88

(1)
Pursuant to Rule 416, this registration statement also covers an indeterminate number of additional securities of CIFC LLC as may be issuable as a result of share splits, share distributions or similar transactions.

(2)
Represents the maximum number of common shares representing limited liability company interests in CIFC LLC, a Delaware limited liability company, that may be issuable pursuant to the merger of CIFC Merger Corp., a Delaware corporation, with and into CIFC Corp., a Delaware corporation, pursuant to an Agreement and Plan of Merger, as described in the proxy statement/prospectus that forms a part of this Registration Statement, or that may be issuable pursuant to outstanding options or other rights prior to the date the merger is expected to be completed, based upon the number of shares of each class of common stock, par value $0.001 per share, of CIFC Corp. issued at the close of business on August 14, 2015. Pursuant to the merger, each issued share of CIFC Corp. common stock (other than those that elect to exercise their appraisal rights) will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) promulgated under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the registrant's common shares representing limited liability company interests was calculated based upon the market value of shares of CIFC Corp.'s common stock (the securities to be converted in the transaction) in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: (A) the product of (i) $7.31, the average of the high and low prices per share of CIFC Corp.'s common stock as reported on the NASDAQ Stock Market on August 14, 2015 and (ii) 25,372,404, the estimated maximum number of shares of CIFC Corp.'s common stock that may be converted.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The proxy statement/prospectus that forms a part of this Registration Statement consists of (i) a proxy statement of CIFC Corp. with respect to the solicitation of proxies by CIFC Corp. for the special meeting of stockholders described herein, and (ii) a prospectus of CIFC LLC relating to the issuance by CIFC LLC of common shares representing limited liability company interests in CIFC LLC to holders of shares of common stock of CIFC Corp. in connection with the merger described herein.

The information in this proxy statement/prospectus is not complete and may be changed. CIFC LLC may not offer or sell the securities being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to distribute these securities and we are not soliciting offers to receive these securities in any jurisdiction where such offer or distribution is not permitted.

Subject To Completion, dated August 17, 2015

Proxy Statement/Prospectus

Reorganization Proposal—Your Vote Is Important

Dear CIFC Corp. Stockholder:

        On behalf of the board of directors of CIFC Corp., you are cordially invited to attend a special meeting of our stockholders to be held on                , 2015, at 9:00 a.m. (Eastern Standard Time) at the offices of CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177. Enclosed you will find the notice of meeting, proxy statement/prospectus and proxy card.

        We are pleased to report that the board of directors of CIFC Corp. has approved a reorganization plan to cause CIFC Corp., currently a publicly-traded Delaware corporation, to become a subsidiary of a recently formed Delaware limited liability company, named CIFC LLC, that will become publicly traded as a result of the transactions described herein. We refer to this reorganization plan and certain related transactions as the "Reorganization Transaction." The recently formed Delaware limited liability company that will become publicly traded is intended to be a pass-through entity for U.S. federal income tax purposes and will maintain the existence of CIFC Corp. as a subsidiary.

        The Reorganization Transaction will be implemented through a series of steps including, among other things, the merger of CIFC Merger Corp., a Delaware corporation and our indirect wholly-owned subsidiary, with and into CIFC Corp., pursuant to an agreement and plan of merger, or the "Merger Agreement." In the merger, each share of common stock of CIFC Corp. that you hold immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. The number of common shares of CIFC LLC you will hold following the merger will be the same as the number of shares of common stock of CIFC Corp. you hold immediately prior to the merger, and your relative economic ownership in our company will remain unchanged.

        Following the merger, CIFC LLC will hold, through its subsidiaries, including CIFC Corp., the assets currently held by CIFC Corp. We expect that CIFC LLC will issue approximately                common shares in the merger, based on the number of outstanding shares of common stock of CIFC Corp. as of                , 2015. We will apply to have the common shares of CIFC LLC listed on the NASDAQ Stock Market under the symbol "CIFC."

        At the special meeting, CIFC Corp. will ask you to adopt the agreement and plan of merger among CIFC Corp., CIFC Merger Corp. and CIFC LLC.

        The board of directors of CIFC Corp. has determined that becoming a subsidiary of a limited liability company, and completing the other transactions described in this proxy statement/prospectus, is advisable and in the best interests of CIFC Corp. and its stockholders. The board of directors of CIFC Corp. believes that the Reorganization Transaction is beneficial because, among other things, conversion to a limited liability company structure will enable it to be classified as a partnership for federal tax purposes. CIFC Corp. stockholder approval is not required for the Reorganization Transaction other than the merger, and you are only being asked to vote on the adoption of the agreement and plan of merger.

        We cannot complete the merger and the Reorganization Transaction unless the holders of at least a majority of the issued and outstanding shares of common stock of CIFC Corp. entitled to vote on the merger vote in favor of the merger. The board of directors of CIFC Corp. has approved the Merger Agreement, the merger and the Reorganization Transaction and determined that the Merger Agreement, the merger and the Reorganization Transaction are advisable and in the best interests of CIFC Corp. and its stockholders and recommends that you vote "FOR" the adoption of the Merger Agreement.

        Whether or not you plan to attend the special meeting, please submit your proxy by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in this proxy statement/prospectus and the proxy card. Your prompt cooperation is greatly appreciated.

        This proxy statement/prospectus provides you with detailed information about the merger, the Reorganization Transaction and the special meeting. We encourage you to read carefully this entire proxy statement/prospectus, including all its annexes, and we especially encourage you to read the sections entitled "Risk Factors" and "Material U.S. Federal Income Tax Considerations" of this proxy statement/prospectus.

Sincerely,
Stephen J. Vaccaro Co-President	Oliver Wriedt Co-President

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the accuracy or adequacy of the disclosures contained in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is dated                    , 2015, and is sent or given to stockholders on or about                , 2015.

CIFC Corp.
250 Park Avenue, 4th Floor
New York, NY 10177

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                    , 2015

        NOTICE IS HEREBY GIVEN that a special meeting of CIFC Corp. will be held at the offices of CIFC Corp. at 250 Park Avenue, 4th Floor, New York, NY 10177 on                     , 2015 at 9:00 a.m. (Eastern Standard Time), unless postponed or adjourned to a later date. This special meeting will be held to consider and vote on the following matters:

          (1)   a proposal to adopt the agreement and plan of merger, dated                    , 2015, among CIFC Corp., CIFC Merger Corp., a Delaware corporation, and CIFC LLC, a recently formed Delaware limited liability company, as the same may be amended from time to time, which agreement we refer to herein as the "Agreement and Plan of Merger" or the "Merger Agreement"; and

          (2)   to transact any other business that is properly brought before the special meeting or at any adjournments or postponements thereof.

        The proposed merger is being undertaken in connection with our reorganization plan to cause CIFC Corp. to become a subsidiary of a Delaware limited liability company. CIFC Corp. reserves the right to defer or abandon the merger at any time and for any reason, even if stockholders of CIFC Corp. vote to adopt the Merger Agreement and the other conditions to the completion of the merger are satisfied or waived.

        The board of directors of CIFC Corp. has approved the Merger Agreement, the merger and the Reorganization Transaction and determined that the Merger Agreement, the merger and the Reorganization Transaction are advisable and in the best interests of CIFC Corp. and its stockholders and recommends that CIFC Corp. stockholders vote "FOR" the proposal to adopt the Merger Agreement.

        Whether or not you plan to attend the special meeting, please submit your proxies by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in this proxy statement / prospectus and the proxy card. Your prompt cooperation is greatly appreciated.

        Any executed but unmarked proxy cards will be voted "FOR" the proposal to adopt the Merger Agreement. Stockholders may revoke their proxy in the manner described in the accompanying proxy statement/prospectus before it has been voted at the special meeting. If your broker holds your shares of common stock of CIFC Corp. in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the special meeting. Please check the voting form used by your broker for information on how to submit your instructions.

        WE CANNOT COMPLETE THE MERGER AND THE REORGANIZATION TRANSACTION UNLESS THE MERGER AGREEMENT IS ADOPTED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF CIFC CORP. ENTITLED TO VOTE ON THE MERGER.

        Details concerning those matters to come before the special meeting are set forth in the accompanying proxy statement/prospectus for your inspection.

        Our board of directors has fixed the close of business on                    , 2015 as the record date for the determination of stockholders entitled to vote at the special meeting or any meetings held upon adjournment or postponement of the special meeting. Only the holders of record of shares of common stock of CIFC Corp. as of the close of business on                    , 2015 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

        Stockholders are cordially invited to attend the special meeting in person. The presence at the special meeting, in person or by proxy, of a majority of shares entitled to vote at the special meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street-name" or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

        Your vote is important, no matter how many or how few shares you own. With respect to the proposal to adopt the Merger Agreement, failure to vote will have the same effect as voting against the adoption of the Merger Agreement and the merger.

By Order of the Board of Directors,
Julian Weldon General Counsel, Chief Compliance Officer and Secretary

                    , 2015
New York, New York

 ADDITIONAL INFORMATION

        This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of CIFC Corp. with respect to the solicitation of proxies by CIFC Corp. for the special meeting described herein, and a prospectus of CIFC LLC relating to the issuance by CIFC LLC of common shares representing limited liability company interests in CIFC LLC to holders of shares of common stock of CIFC Corp. in connection with the merger described herein. As permitted under the rules of the Securities and Exchange Commission (the "SEC"), this proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at http://www.sec.gov, as well as other sources. See "Where You Can Find Additional Information," for additional information on documents incorporated by reference in this document. You may also obtain copies of these documents, without charge, from CIFC Corp. by writing or calling:

CIFC Corp.
250 Park Avenue, 4th Floor
New York, NY 10177
Attention: Investor Relations
(212) 624-1200

        To receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than                    , 2015.

VOTING

        CIFC Corp.'s stockholders of record as of the close of business on the record date for the special meeting may submit their proxies by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in this proxy statement/prospectus and the proxy card.

        If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder. Please note that stockholders who hold their shares in "street-name" (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of common stock of CIFC Corp. represented by properly authorized proxies will be cast at the special meeting as indicated or, if no instruction is given, in favor of the adoption of the Merger Agreement. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may come before the special meeting. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must provide a legal proxy from the broker, bank or other nominee authorizing you to vote the shares.

ABOUT THIS DOCUMENT

        This proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-                    ) filed by CIFC LLC with the SEC. It constitutes a prospectus of CIFC LLC under the Securities Act of 1933, as amended, (the "Securities Act"), relating to the issuance by CIFC LLC of common shares representing limited liability company interests in CIFC LLC to holders of shares of common stock of CIFC Corp. in connection with the merger. It also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a notice of special meeting and action to be taken with respect to the CIFC Corp. special meeting of stockholders at which CIFC Corp. stockholders will consider and vote on the proposal to adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement, including the merger.

        You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this document. This document is dated                    , 2015. You should not assume that the information contained in this document is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the stockholders of CIFC Corp. nor the taking of any actions contemplated hereby by CIFC Corp. or CIFC LLC at any time will create any implication to the contrary.

ii

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE REORGANIZATION TRANSACTION

        The questions and answers below highlight only selected information from this proxy statement/prospectus. They do not contain all of the information that may be important to you. CIFC Corp.'s board of directors is soliciting proxies from its stockholders to vote at the special meeting of CIFC Corp.'s stockholders, to be held on                    , 2015 at 9:00 a.m. (Eastern Standard Time) at the offices of CIFC Corp. at 250 Park Avenue, 4th Floor, New York, NY 10177. You should read carefully the entire proxy statement/prospectus, including the annexes, and the additional documents incorporated by reference into this proxy statement/prospectus, to fully understand the matters to be acted upon and the voting procedures for CIFC Corp.'s special meeting. For a list of documents incorporated by reference into this document and information on how to obtain them, see the section titled "Where You Can Find More Information."

Q:
Why am I receiving this proxy statement/prospectus?

A:
The board of directors of CIFC Corp. has approved a reorganization plan to convert from a publicly-traded Delaware corporation to a publicly-traded Delaware limited liability company. We refer to this reorganization plan and certain related transactions as the "Reorganization Transaction." The Reorganization Transaction will be implemented through a series of steps including, among other things, the merger of CIFC Merger Corp., a Delaware corporation and wholly-owned indirect subsidiary of CIFC Corp., with and into CIFC Corp. In the merger, each share of common stock of CIFC Corp. that you hold immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. CIFC Corp. is seeking stockholder approval necessary to adopt the Merger Agreement at the special meeting. This document is a proxy statement because it is being used by the board of directors of CIFC Corp. to solicit proxies to approve the merger. It is a prospectus because CIFC LLC is offering its common shares in exchange for shares of common stock of CIFC Corp. if the merger is completed.

Q:
What is the purpose of the merger and the Reorganization Transaction?

A:
The merger is intended to change our top-level form of organization from a corporation to a limited liability company that would be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes. This change will allow us to operate in a more tax efficient manner compared to our current structure. If the Reorganization Transaction is completed, it is expected that we will be able to execute our current business strategy in a manner that will minimize entity-level taxation on investment income. In order to be treated as a partnership, CIFC LLC must satisfy the qualifying income exception, which will require that at least 90% of its gross income each taxable year consist of interest, dividends, capital gains and other types of "qualifying income." We believe that the Reorganization Transaction will enable CIFC LLC to satisfy the qualifying income exception. Under the limited liability company structure, provided that the qualifying income exception is met, you generally will have the advantages of single-layer taxation with respect to qualifying income. Upon completion of the Reorganization Transaction, we expect our structure to be more in line with that of other industry leaders. Furthermore, we anticipate that the Reorganization Transaction will result in significant tax savings that will enable us to increase distributions to shareholders and/or increase cash available for investment in our business.

Q:
What will be the tax treatment for CIFC LLC in the limited liability company structure and how will I be affected as a holder of CIFC LLC common shares?

A:
CIFC LLC will be subject to different requirements with respect to its tax status in a limited liability company structure than CIFC Corp. currently is subject to with respect to its corporate tax status, and provided that the qualifying income exception is met, you will be treated as owning an interest in a partnership, rather than stock in a corporation, for U.S. federal income tax purposes. As a result, you generally will be required to take into account your proportionate share of CIFC LLC's items of income, gain, loss, deduction and credit on a current basis, without regard to whether you receive a corresponding cash distribution. You are urged to read the section titled "Material U.S. Federal Income Tax Considerations" and to consult your tax advisor regarding the U.S. federal, state and local and foreign tax consequences of the Reorganization Transaction and a continuing investment in our shares.

Q:
What are the U.S. federal income tax consequences of the merger and the Reorganization Transaction?

A:
Please see "—Material U.S. Federal Income Tax Consequences of the Merger and Reorganization Transaction" and "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction" for additional information. The tax consequences of the merger and the Reorganization Transaction to any particular holder will depend on the holder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences to you of the merger and the Reorganization Transaction in light of your particular circumstances.

Q:
Will CIFC's distribution policy change following the Reorganization Transaction?

A:
We anticipate that CIFC LLC's board of directors will reevaluate our distribution policy following the Reorganization Transaction in light of the tax savings that we expect will result from the Reorganization Transaction, the anticipated tax consequences for holders of ownership of our shares following the Reorganization Transaction and the distribution policies of other publicly-traded alternative asset managers. However, the declaration, amount and payment of any distributions on common shares of CIFC LLC will be at the sole discretion of CIFC LLC's board of directors.

Q:
What will I receive in connection with the merger and the Reorganization Transaction?

A:
If the merger is completed, each share of common stock of CIFC Corp. that you hold immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC.

Q:
When do you expect to complete the Reorganization Transaction?

A:
We expect the Reorganization Transaction to be effective on                    , 2015. Although CIFC Corp.'s board of directors has approved the merger, the completion of the merger is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger will be completed. However, CIFC Corp. reserves the right to defer or abandon the merger at any time and for any reason, even if its stockholders vote to adopt the Merger Agreement, and the other conditions to the completion of the merger are satisfied or waived. In addition, we may elect to consummate the merger prior to                    , 2015.

Q:
How will being a CIFC LLC shareholder be different from being a CIFC Corp. stockholder?

A:
After the merger, you will hold a number of common shares representing limited liability company interests in CIFC LLC that is equivalent to the number of shares of common stock of CIFC Corp. that you held immediately prior to the merger. You will hold common shares representing limited liability company interests in CIFC LLC, and your rights will be governed by the Delaware Limited

  Liability Company Act (the "LLC Act") and the Amended and Restated Limited Liability Company Agreement of CIFC LLC (the "LLC Agreement").

  Upon the merger, the governing documents of CIFC LLC, and all of the rights and obligations of the directors and officers of CIFC LLC, will be substantially similar to those of CIFC Corp. prior to the merger. Accordingly, your rights as a shareholder of CIFC LLC will be substantially similar to your rights as a stockholder of CIFC Corp., including rights as to voting and distributions, except as described in "Description of Shares of CIFC LLC" and "Comparison of Rights of Stockholders of CIFC Corp. and Holders of Shares of CIFC LLC."

  Further, as a result of CIFC LLC's limited liability company structure after the merger, provided that the qualifying income exception is met, you will be treated as owning an interest in a partnership, rather than stock in a corporation, for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

Q:
Will the operations, businesses, management or capital of CIFC Corp. change as a result of the merger?

A:
No. After the merger, CIFC LLC will be managed by a board of directors with the same directors, and have the same officers and management personnel, as that of CIFC Corp. prior to the merger. The merger will result in no substantive changes in our operations, business, management, or total assets. CIFC LLC will have the same authorized capital and the same amount of outstanding equity interests as CIFC Corp., and there will be no change in the proportionate ownership interests in CIFC LLC after the merger as in CIFC Corp. prior to the merger (in each case, other than as a result of any common stock of CIFC Corp. subject to validly perfected appraisal rights (see "The Merger—Appraisal Rights in connection with the Merger")).

Q:
What other significant transactions are being contemplated as part of the Reorganization Transaction?

A:
As part of the Reorganization Transaction, we anticipate that:

•
CIFC Corp. will continue to hold each of our U.S. investment advisers;

•
CIFC Corp. will distribute ownership of one or more subsidiary entities that hold certain investment assets, including investments in CLOs and investment funds, to CIFC LLC or one or more direct or indirect wholly-owned subsidiaries thereof (collectively, "CIFC Holdings"); and

•
A subsidiary of CIFC LLC will be formed ("CIFC Foreign Holdings") that is anticipated to hold non-U.S. investment advisers and other non-U.S. fee-generating businesses that we may own or acquire in the future.

In addition, following the Reorganization Transaction, we anticipate that CIFC Corp. will remain the issuer and primary obligor of our outstanding $120 million aggregate principal amount of junior subordinated notes due October 30, 2035 (the "Junior Subordinated Notes") and any new indebtedness that may be incurred prior to the consummation of the Reorganization Transaction. Upon consummation of the Reorganization Transaction, we expect that CIFC LLC and certain subsidiaries of CIFC LLC will provide full and unconditional guarantees of the obligations of CIFC Corp. under the Junior Subordinated Notes and any such new indebtedness.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to adopt the Merger Agreement.

Q:
Who can vote at the special meeting and what vote is required to adopt the Merger Agreement?

A:
Holders of record of shares of common stock of CIFC Corp. at the close of business on                    , 2015 may vote at the special meeting. The adoption of the Merger Agreement by CIFC Corp.'s stockholders requires the affirmative vote of the holders of a majority of the issued and outstanding shares of CIFC Corp.'s common stock entitled to vote on the merger. As of                    , 2015, the record date for the special meeting, there were                    shares of common stock of CIFC Corp. outstanding and entitled to vote.

DFR Holdings, LLC ("DFR Holdings"), which held approximately 74% of the outstanding shares of common stock of CIFC Corp. as of August 7, 2015, has indicated that it currently intends to vote its shares of common stock of CIFC Corp. in favor of adopting the Merger Agreement.

Votes may be cast for or against the adoption of the Merger Agreement, or you may abstain from voting. For more information about voting at the special meeting and the vote required to adopt the Merger Agreement, see "Voting and Proxies; Information About the Special Meeting."

Q:
How does the board of directors of CIFC Corp. recommend I vote on the proposals?

A:
The board of directors of CIFC Corp. believes that the merger is advisable and in the best interests of CIFC Corp. and its stockholders and recommends that you vote "FOR" the adoption of the Merger Agreement.

Q:
When and where is the special meeting?

A:
The special meeting will take place on                    , 2015 at 9:00 a.m. (Eastern Standard Time) at the offices of CIFC Corp. at 250 Park Avenue, 4th Floor, New York, NY 10177.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All stockholders of record on                    , 2015 are invited to attend the special meeting. If your shares are held through a broker, bank or other nominee, then you are not the stockholder of record, and you must obtain a proxy executed in your favor from the record holder.

Q:
How will my proxy be voted?

A:
You may submit your proxy by completing, dating, signing and returning your proxy card, over the Internet or via a toll-free telephone number, as described in this proxy statement/prospectus and proxy card.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been executed and dated. If you execute and return your proxy card by mail but provide no specific instructions in the proxy card, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and in the discretion of the proxy holder on any other matters that are properly brought before the special meeting or any adjournment or postponement thereof.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record, and you must obtain a proxy executed in your favor from the record holder. Please note that stockholders who hold their shares in "street-name" (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of common stock of CIFC Corp. represented by properly authorized proxies will be cast at the special meeting as indicated or, if no instruction is given, in favor of the merger. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may properly come before the special meeting or any adjournment or postponement thereof.

Q:
What do I need to do now?

A:
You should carefully read and consider the information contained in this proxy statement/prospectus, including its annexes. It contains important information about the special meeting and what the board of directors of CIFC Corp. considered in evaluating the Reorganization Transaction, the merger and the Merger Agreement.

You should then promptly vote by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in this proxy statement/prospectus and the proxy card. If your shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this proxy statement/prospectus.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you can do this by giving written notice to our corporate secretary, by submitting another properly executed proxy with a later date or by attending the meeting and voting in person. Simply attending the meeting, however, will not revoke your proxy. If you are a stockholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions. See "Voting and Proxies; Information About the Special Meeting."

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, each outstanding certificate (or evidence of shares in book-entry form) representing shares of common stock of CIFC Corp. will be deemed for all purposes to represent the same number of common shares of CIFC LLC pursuant to the Merger Agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New certificates representing common shares of CIFC LLC will be issued if (and only if) certificates representing shares of common stock of CIFC Corp. are presented for exchange or transfer after the merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. See "The Merger Agreement—Treatment of CIFC Corp. Common Stock in the Merger."

Q:
Do I have appraisal rights in connection with the merger?

A:
Yes. As a holder of common stock of CIFC Corp, if you do not vote in favor of the adoption of the Merger Agreement, you are entitled to exercise appraisal rights under Delaware law in connection with the merger by taking certain actions and meeting certain conditions.

See "The Merger—Appraisal Rights in connection with the Merger." In addition, a copy of Section 262 of the Delaware General Corporation Law (the "DGCL") is attached to this document as Annex C.

Q:
Whom should I call with questions?

A:
If you have any questions about the special meeting or the merger, would like additional copies of the proxy statement/prospectus or need assistance with voting your shares, please call the Company at (646) 367-6633 or contact our investor relations department by email at Investor@cifc.com.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers in order to understand in greater detail the Reorganization Transaction, the merger and the other proposals to be considered at the special meeting. In particular, you should read the annexes attached to this proxy statement/prospectus, including the form of Merger Agreement, which is attached as Annex A. You also should read the form of LLC Agreement, which is attached as Annex B, because this document governs your rights as a holder of common shares following the merger.

        The information contained in this proxy statement/prospectus, unless otherwise indicated, assumes the Reorganization Transaction and all the transactions related to the Reorganization Transaction, including the merger, will occur. When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms "Company," "CIFC," "we," "our" and "us" refer to (i) CIFC Corp. and its direct and indirect subsidiaries with respect to the period prior to the merger, and (ii) CIFC LLC and its direct and indirect subsidiaries, including CIFC Corp., with respect to the period after the merger.

The Parties

CIFC Corp.

        CIFC Corp. is a Delaware corporation headquartered in New York City. We are a fundamentals-based, relative value, alternative credit manager. Our primary business is to provide investment management services for investment products. We manage assets for various types of investors, including pension funds, hedge funds, other asset management firms, banks, insurance companies and other types of institutional investors across the world.

        Our assets under management are primarily comprised of collateralized loan obligations ("CLOs"). In addition, we manage credit funds, separately managed accounts and other-loan based products. We manage these credit products through opportunistic investment strategies where we seek to generate both current income and capital appreciation, primarily through senior secured corporate loan investments and, to a lesser extent, other investments. We also manage collateralized debt obligations, which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally earned based on the amount of assets managed, incentive fees are earned based on the performance of the funds and investment income is earned based on the performance of our direct investment in our products and those of third parties.

        CIFC Corp. was incorporated in Delaware in November 2004. Our headquarters are located at 250 Park Avenue, 4th floor, New York, NY 10177, and our telephone number is (212) 624-1200. Our common stock is currently listed on the NASDAQ Stock Market under the symbol "CIFC".

CIFC LLC

        CIFC LLC is a recently formed Delaware limited liability company. Upon completion of the merger of CIFC Merger Corp. with and into CIFC Corp., each share of common stock of CIFC Corp. outstanding immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest, or common share, in CIFC LLC, and CIFC LLC will become a publicly-traded company. Prior to the merger, CIFC LLC will conduct no business other than that incident to the Reorganization Transaction. CIFC LLC was organized in Delaware on July 24, 2015.

CIFC Merger Corp.

        CIFC Merger Corp. is a Delaware corporation that will merge with and into CIFC Corp. CIFC LLC will be the sole stockholder of CIFC Merger Corp. Prior to the merger, CIFC Merger Corp. will conduct no business other than that incident to the Reorganization Transaction. CIFC Merger Corp. was incorporated in Delaware on                         , 2015.

General

        The board of directors of CIFC Corp. has approved a plan to cause CIFC Corp., currently a publicly-traded Delaware corporation, to become a subsidiary of a recently formed Delaware limited liability company, CIFC LLC, that is intended to be a pass-through entity for U.S. federal income tax purposes and that will become publicly traded as a result of the transactions described herein. We refer to the merger and the related reorganization transactions described in this proxy statement/prospectus as the "Reorganization Transaction."

        CIFC Corp. reserves the right to defer or abandon the merger at any time and for any reason, even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

        We estimate that one-time transaction costs incurred or to be incurred in connection with the Reorganization Transaction, including, among others, financial and tax advisory fees and expenses, legal fees and printing and mailing costs associated with the preparation of this proxy statement/prospectus will be approximately $1.2 to $1.5 million.

Conversion of Shares of CIFC Corp. into Shares of CIFC LLC

        If the merger is completed, each share of common stock of CIFC Corp. that you hold immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. See "Terms of the Merger."

Treatment of Outstanding Equity Awards

        CIFC LLC will assume all obligations under the CIFC Corp. 2011 Stock Option and Incentive Plan (the "Stock Incentive Plan"). All rights of participants to acquire shares of common stock of CIFC Corp. under the Stock Incentive Plan will be converted into rights to acquire common shares in CIFC LLC in accordance with the terms of the Stock Incentive Plan. Upon the merger, the shares of common stock of CIFC Corp. that may be issuable under the Stock Incentive Plan will automatically be converted on a one-for-one basis into common shares of CIFC LLC, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by CIFC LLC will continue in full force and effect after the merger, except that the interests issuable under each such award will be common shares of CIFC LLC. Your adoption of the Merger Agreement will be deemed to be the approval of CIFC LLC's adoption of the Stock Incentive Plan and assumption of all rights and liabilities thereunder. See "Terms of the Merger—Other Effects of the Merger."

Structure of the Merger

        In order to help you better understand the merger and how it will affect CIFC Corp., CIFC LLC and CIFC Merger Corp., the charts below illustrate, in simplified form, the following:

  •
  Before the Merger: the organizational structure of CIFC Corp., CIFC LLC and CIFC Merger Corp., excluding CIFC Corp.'s current operating subsidiaries, immediately before the merger;

  •
  Merger: the steps involved in, and the effects of, the merger of CIFC Merger Corp. with and into CIFC Corp. and the exchange of shares of common stock of CIFC Corp. for the right to receive common shares of CIFC LLC; and

  •
  After the Merger: the organizational structure of CIFC LLC and CIFC Corp. immediately after the completion of the merger.

Other Reorganization Related Transactions

        As part of the Reorganization Transaction, we anticipate that:

  •
  CIFC Corp. will continue to hold each of our U.S. investment advisers;

  •
  CIFC Corp. will distribute ownership of one or more subsidiary entities that hold certain investment assets, including investments in CLOs and investment funds, to CIFC LLC or CIFC Holdings; and

  •
  CIFC Foreign Holdings will be formed, which is anticipated to hold non-U.S. investment advisers and other non-U.S. fee-generating businesses that we may own or acquire in the future.

        The distribution by CIFC Corp. to CIFC LLC will be treated as a taxable distribution to CIFC LLC equal to the fair market value of the assets distributed. CIFC Corp. will recognize taxable gain, but not loss, on the distribution to the extent the fair market value of any asset distributed exceeds its adjusted tax basis in such asset. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction."

        In addition, following the Reorganization Transaction, we anticipate that CIFC Corp. will remain the issuer and primary obligor of our Junior Subordinated Notes and any new indebtedness that may be incurred prior to the consummation of the Reorganization Transaction. Upon consummation of the Reorganization Transaction, we expect that CIFC LLC and certain subsidiaries of CIFC LLC will provide full and unconditional guarantees of the obligations of CIFC Corp. under the Junior Subordinated Notes and any such new indebtedness.

Board of Directors CIFC LLC

        The existing board of directors of CIFC Corp. will be the board of directors of CIFC LLC after the merger. See "Directors and Executive Officers."

Recommendation of the Board of Directors

        The board of directors of CIFC Corp. has approved the Merger Agreement, the merger and the Reorganization Transaction, and determined that the Merger Agreement, the merger and the Reorganization Transaction are advisable and in the best interests of CIFC Corp. and its stockholders and recommends that you vote "FOR" the adoption of the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger and Reorganization Transaction

        Although the merger is, for state law purposes, a merger of CIFC Merger Corp. with and into CIFC Corp., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your common stock of CIFC Corp. to CIFC LLC in exchange for common shares of CIFC LLC. As discussed in "Material U.S. Federal Income Tax Considerations," except as described below with respect to the distribution by CIFC Corp., you will not recognize any taxable gain or loss on the exchange of common stock of CIFC Corp. for common shares of CIFC LLC in the merger. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax Consequences of the Merger to CIFC Corp. and Holders of CIFC Corp. Common Stock." Your initial U.S. federal income tax basis and holding period in the CIFC LLC shares received in the merger will reflect your tax basis and holding period in the stock of CIFC Corp. surrendered in exchange therefor.

        As discussed above, as part of the Reorganization Transaction, certain assets will be distributed by CIFC Corp. to CIFC LLC. For U.S. federal income tax purposes the distribution will be treated as a taxable distribution to CIFC LLC equal to the fair market value of the assets distributed. Such distribution will be taxable as a dividend to CIFC LLC to the extent paid out of CIFC Corp.'s current or accumulated earnings and profits. Such dividend income arising from the distribution will be allocated among the CIFC LLC shareholders pro rata in accordance with their interests in CIFC LLC. If the distribution amount exceeds CIFC Corp.'s current or accumulated earnings and profits, it is possible that CIFC LLC will have taxable gain allocable to the CIFC LLC shareholders. The amount and allocation of such taxable gain will be determined separately for each CIFC LLC shareholder by treating that shareholder's pro rata portion of the excess distribution as (a) a nontaxable return of capital, up to that shareholder's tax basis in the CIFC Corp. stock surrendered for CIFC LLC shares, and then (b) taxable capital gain allocable to that shareholder up to the amount of any remainder (so the gain will be allocated to the CIFC LLC shareholders to reflect their relative tax bases in the CIFC Corp. stock surrendered, rather than pro rata). Shareholders of CIFC LLC may not receive a cash distribution from CIFC LLC to cover their tax liability associated with the Reorganization Transaction.

        The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the Reorganization Transaction and of holding our shares to any particular holder will depend on the holder's particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our shares.

Taxation of CIFC LLC Following the Reorganization Transaction

        CIFC LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. As a holder of shares, you will be required to take into account your allocable share of items of CIFC LLC's income, gain, loss, deduction and credit for the taxable year of CIFC LLC ending within or with your taxable year. As discussed in "Material U.S. Federal Income Tax Considerations," CIFC LLC's ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.

        You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences to you in light of your particular investment or tax circumstances, of the Reorganization Transaction and of acquiring, holding, exchanging or otherwise disposing of our shares.

Stockholders Entitled to Vote

        The board of directors of CIFC Corp. has fixed the close of business on                        , 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the special meeting. As of                        , 2015, there were                        shares of common stock of CIFC Corp. outstanding and entitled to vote. At the close of business on the record date, CIFC Corp.'s directors and executive officers as a group owned and were entitled to vote                        shares of common stock of CIFC Corp., representing approximately        % of the outstanding voting power of the common stock of CIFC Corp. All of the directors and executive officers of CIFC Corp. that are entitled to vote at the CIFC Corp. special meeting have indicated that they currently intend to vote their shares of common stock of CIFC Corp. in favor of adopting the Merger Agreement. See "Voting and Proxies; Information about the Special Meeting—Who May Vote."

        DFR Holdings, which held approximately 74% of the outstanding shares of common stock of CIFC Corp. as of August 7, 2015, has indicated that it currently intends to vote its shares of common stock of CIFC Corp. in favor of adopting the Merger Agreement.

Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock of CIFC Corp. entitled to vote on the adoption of the Merger Agreement is required to approve the merger. See "Voting and Proxies; Information about the Special Meeting—Vote Required."

Appraisal Rights in Connection with the Merger

        Under the General Corporation Law of the State of Delaware (the "DGCL"), CIFC Corp. stockholders who do not vote in favor of the adoption of the Merger Agreement have the right to seek appraisal in connection with the merger. Failure to strictly comply with the procedures and requirements of Section 262 of the DGCL may result in termination or waiver of such stockholder's appraisal rights. Due to the complexity of Delaware law relating to appraisal rights, if any CIFC Corp. stockholder is considering exercising his, her or its appraisal rights, such stockholder is encouraged to seek the advice of his, her or its own legal counsel. A summary of the procedures and requirements under Delaware law to exercise appraisal rights is included in the section titled "Terms of the Merger—Appraisal Rights in Connection with the Merger" and the text of Section 262 of the DGCL is included as Annex C.

Regulatory Approvals

        We are not aware of any federal, state or local regulatory requirements that must be complied with, or approvals that must be obtained, prior to consummation of the merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the DGCL and various state governmental authorizations. See "Terms of the Merger—Regulatory Approvals."

Comparison of Rights of Stockholders of CIFC Corp. and Shareholders of CIFC LLC

        In general, the rights of CIFC LLC's shareholders will be substantially similar to the rights of CIFC Corp.'s stockholders. However, there will be certain differences. See "Comparison of Rights of Stockholders of CIFC Corp. and Shareholders of CIFC LLC."

Historical Market Price of CIFC Corp. Common Stock

        CIFC Corp.'s common stock is listed on the NASDAQ Stock Market under the symbol "CIFC." On August 14, 2015, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price of CIFC Corp.'s common stock on the NASDAQ Stock Market was $7.35 per share.

        The following table presents the reported high and low sale prices of CIFC Corp.'s common stock on the NASDAQ Stock Market for the periods presented and as reported by the NASDAQ Stock Market. You should obtain a current stock price quotation for CIFC Corp.'s common stock.

	Sales Price
	High	Low
Period From January 1, 2015 to August 14, 2015
Quarter ended March 31, 2015	$9.90	$7.28
Quarter ended June 30, 2015	$8.35	$7.00
Period from July 1, 2015 to August 14, 2015	$8.55	$7.13
Year Ended December 31, 2014
Quarter ended December 31, 2014	$10.09	$7.66
Quarter ended September 30, 2014	$10.16	$8.14
Quarter ended June 30, 2014	$9.97	$7.30
Quarter ended March 31, 2014	$8.79	$7.43
Year Ended December 31, 2013
Quarter ended December 31, 2013	$8.30	$7.30
Quarter ended September 30, 2013	$8.37	$6.77
Quarter ended June 30, 2013	$8.49	$6.60
Quarter ended March 31, 2013	$9.05	$7.10

        It is expected that, upon completion of the merger, the common shares of CIFC LLC will be listed and traded on the NASDAQ Stock Market under the symbol "CIFC." The historical trading prices of CIFC Corp.'s common stock are not necessarily indicative of the future trading prices of common shares of CIFC LLC because, among other things, the current stock price of CIFC Corp. may or may not take into account the changes in CIFC Corp.'s form of organization in connection with the Reorganization Transaction.

        As of August 7, 2015, CIFC Corp. had approximately 25,372,404 issued and outstanding shares of common stock.

Historical Dividends on CIFC Corp. Common Stock

        The following table shows the dividends relating to CIFC Corp.'s 2015, 2014 and 2013 fiscal years:

Record Date	Payment Date	Cash Dividend Declared per Share
August 28, 2015	September 8, 2015	$0.10
May 25, 2015	June 15, 2015	$0.10
April 2, 2015	April 15, 2015	$0.10
November 25, 2014	December 15, 2014	$0.10
August 25, 2014	September 15, 2014	$0.10
May 25, 2014	June 15, 2014	$0.10
April 4, 2014	April 25, 2014	$0.10
November 25, 2013	December 10, 2013	$0.10
August 27, 2013	September 17, 2013	$0.10

        CIFC LLC is a newly formed entity and prior to the Reorganization Transaction has not paid any distributions.

 UNAUDITED PRO FORMA FINANCIAL DATA

        Under generally accepted accounting principles, we expect that the Reorganization Transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of CIFC LLC will be recorded at the historical cost of CIFC Corp. as reflected on CIFC Corp.'s consolidated financial statements. Accordingly, the consolidated financial statements of CIFC LLC immediately following the Reorganization Transaction will be substantially similar to the consolidated financial statements of CIFC Corp. immediately prior to the Reorganization Transaction. Since the consolidated financial statements of CIFC LLC are substantially similar to those of CIFC Corp., full pro forma and comparative financial information regarding CIFC LLC and its consolidated subsidiaries giving effect to the Reorganization Transaction have not been included herein. Below we have included certain limited unaudited pro forma consolidated condensed balance sheet information that highlights those balance sheet accounts that will be adjusted due to the transactions noted above.

Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations

        The unaudited pro forma condensed consolidated balance sheet of CIFC Corp. is presented as if the proposed Reorganization Transaction had occurred on June 30, 2015. The presentation of pro forma GAAP net income is presented as if the Reorganization Transaction had occurred on January 1, 2014.

        Our pro forma financial information is subject to a number of estimates, assumptions and uncertainties and does not purport to reflect the financial condition that would have existed or occurred had such transactions taken place on the date indicated nor does it purport to reflect the financial condition or results of operations that will exist or occur in the future.

        You should read this table together with the information under "Unaudited Pro Forma Financial Data" and "Reorganization Transaction; Organizational Structure" included elsewhere in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Balance Sheet
As of June 30, 2015
($ in thousands)

	As of June 30, 2015
	Historical	Reorganization Transaction		Pro Forma(1)
Assets
Deferred tax assets, net	$48,050	$(2,792	)(2)	$45,258
Other assets	178,840			178,840
Total assets of Consolidated Entities	13,478,988			13,478,988

Total assets	$13,705,878	$(2,792)		$13,703,086

Liabilities and Equity
Liabilities
Deferred tax liability	$—		$(2)	$—
Other liabilities	154,901			154,901
Total liabilities of Consolidated Entities	12,957,510			12,957,510

Total liabilities	13,112,411	—		13,112,411

Equity
Stockholders' Equity	180,302	(2,792	)(2)	177,510
Non-controlling interests of Consolidated Funds and Appropriated Earnings (deficit) of Consolidated VIEs	413,165			413,165

Total equity	593,467	(2,792)		590,675

Total liabilities and equity	$13,705,878	$(2,792)		$13,703,086

(1)
The pro forma condensed consolidated balance sheet does not include the impact of transaction costs or the realization of gains or losses, for tax purposes, related to the Reorganization Transaction.

(2)
Deferred tax balances reflect the transfer of investment income generating assets as part of the contemplated Reorganization Transaction and as described in "Reorganization Transaction; Organizational Structure."

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2015 and For the Year Ended December 31, 2014
($ in thousands, except per share)

	Six Months Ended June 30, 2015
	Historical	Reorganization Transaction		Pro Forma
Income (loss) before income taxes	$22,261	(250	)(1)	$22,011
Income tax (expense) benefit	(12,915)	3,548	(2)	(9,367)

Net income (loss)	9,346	3,298		12,644
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	(2,815)			(2,815)

Net income (loss) attributable to CIFC Corp./CIFC LLC(3)	$6,531	$3,298		$9,829

Earnings (loss) per share—
Basic	$0.26	$0.13		$0.39
Diluted	$0.25	$0.12		$0.37
Weighted-average number of shares outstanding—
Basic	25,291			25,291
Diluted	26,504			26,504
Outstanding Shares	25,372			25,372
Book value per share	$7.11	$(0.11)		$7.00
	Year Ended December 31, 2014
	Historical	Reorganization Transaction		Pro Forma
Income (loss) before income taxes	$9,835	(500	)(1)	$9,335
Income tax (expense) benefit	(22,158)	6,986	(2)	(15,172)

Net income (loss)	(12,323)	6,486		(5,837)
Net (income) loss attributable to noncontrolling interest in Consolidated Entities	20,704			20,704

Net income (loss) attributable to CIFC Corp./CIFC LLC(3)	$8,381	$6,486		$14,867

Earnings (loss) per share—
Basic	$0.37	$0.28		$0.65
Diluted	$0.35	$0.27		$0.62
Weighted-average number of shares outstanding—
Basic	22,909			22,909
Diluted	24,168			24,168

(1)
Represents additional cost of administration and compliance.

(2)
Estimated tax benefit to reflect the Reorganization Transaction, with the Company's top-level form of organization converted from a corporation to a limited liability company as of January 1, 2014.

(3)
CIFC LLC would be formed for the purpose of effecting the Reorganization Transaction.

Non-GAAP Financial Measures

        CIFC Corp. discloses financial measures that are calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America ("Non-GAAP") as follows:

        ENI is a non-GAAP financial measure of profitability which management uses in addition to GAAP net income attributable to CIFC Corp. to measure the performance of our core business (excluding non-core products). We believe ENI reflects the nature and substance of the business, the economic results driven by management fee revenues from the management of client funds and earnings on our investments. ENI represents net income (loss) attributable to CIFC Corp. excluding (i) income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organization expenses and (vi) certain other items as detailed.

        ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to net income (loss) attributable to CIFC Corp., to evaluate the CIFC Corp.'s core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

        ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered as an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

        The unaudited pro forma reconciliation of GAAP net income (loss) attributable to CIFC Corp. to ENI and ENI EBITDA are presented as if the Reorganization Transaction had occurred on January 1, 2014. Our pro forma financial information is subject to a number of estimates, assumptions and uncertainties and does not purport to reflect the financial condition that would have existed or occurred had such transactions taken place on the date indicated nor does it purport to reflect the financial condition or results of operations that will exist or occur in the future. Reconciliation is as follows ($ in thousands):

	Six Months Ended June 30, 2015
	Historical	Reorganization Transaction	Pro Forma
GAAP Net income (loss) attributable to CIFC Corp.	$6,531	$3,298	$9,829
Income tax expense (benefit)	12,915	(3,548)	9,367
Amortization and impairment of intangibles	4,550		4,550
Management fee sharing arrangement(1)	(3,466)		(3,466)
Net (gain)/loss on contingent liabilities and other	1,290		1,290
Employee compensation costs(2)	603		603
Management fees attributable to non-core funds	(340)		(340)
Advance for fund organization expenses(3)	(1,062)		(1,062)
Other(4)	1,580		1,580

Total reconciling and non-recurring items	16,070	(3,548)	12,522

ENI	$22,601	$(250)	$22,351
Add: Corporate interest expense	1,294		1,294
Add: Depreciation of fixed assets	682		682

ENI EBITDA	$24,577	$(250)	$24,327

	Year Ended December 31, 2014
	Historical	Reorganization Transaction	Pro Forma
GAAP Net income (loss) attributable to CIFC Corp.	$8,381	$6,486	$14,867
Income tax expense (benefit)	22,158	(6,986)	15,172
Amortization and impairment of intangibles	10,149		10,149
Management fee sharing arrangement(1)	(8,716)		(8,716)
Net (gain)/loss on contingent liabilities and other	2,932		2,932
Employee compensation costs(2)	1,610		1,610
Management fees attributable to non-core funds	(814)		(814)
Advance for fund organization expenses(3)	—		—
Other(4)	395		395

Total reconciling and non-recurring items	27,714	(6,986)	20,728

ENI	$36,095	$(500)	$35,595
Add: Corporate interest expense	4,236		4,236
Add: Depreciation of fixed assets	1,272		1,272

ENI EBITDA	$41,603	$(500)	$41,103

(1)
CIFC Corp. shares management fees on certain of the acquired CLOs it manages (shared with the party that sold the funds to CIFC Corp., or an affiliate thereof). Management fees are presented on a gross basis for GAAP and on a net basis for Non-GAAP ENI.

(2)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC Corp. employees by CIFC Parent Holdings LLC and sharing of incentive fees with certain former employees established in connection with the Company's acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(3)
From time to time, CIFC Corp. may temporarily incur expenses related to organizational costs on a potential fund. These costs are expensed immediately under GAAP. Generally, once a fund has been successfully launched, the Company will reverse the costs as they are absorbed by the fund.

(4)
For the six months ended June 30, 2015, Other includes litigation expenses and certain professional fees. For the year ended December 31, 2014, Other includes litigation expenses of $0.6 million, which was partially offset by additional gains from contingent payments collected on the 2012 sale of the Company's rights to manage Gillespie CLO PLC of $0.2 million.

RISK FACTORS

        In addition to the other information in this proxy statement/prospectus, you should carefully consider the following risk factors relating to the proposed Reorganization Transaction in determining whether or not to vote for approval of the merger. You should carefully consider the additional risks described in CIFC Corp.'s annual, quarterly and current reports, including those identified in CIFC Corp.'s annual report on Form 10-K for the year ended December 31, 2014, as the same may be updated in CIFC Corp.'s subsequently filed quarterly and current reports, which are incorporated herein by reference. See the section titled "Where You Can Find Additional Information." This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on these forward-looking statements under the section titled "Cautionary Note About Forward-Looking Statements."

Risks Related to Reorganization Transaction

The Reorganization Transaction may not be completed, which may harm the market price of CIFC Corp.'s common stock.

        Although CIFC Corp.'s board of directors has approved the Reorganization Transaction and has approved the Merger Agreement, the completion of the merger and the Reorganization Transaction is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger or the Reorganization Transaction will be completed. In addition, we reserve the right to defer or abandon the merger or the Reorganization Transaction at any time and for any reason, even if stockholders of CFC Corp. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. You will not have any right to vote or have any input on our board of directors' decision to delay or cancel the merger or the Reorganization Transaction.

        While CIFC Corp. will continue its operations if the Reorganization Transaction is not completed for any reason, it may be harmed in a number of ways, including the following:

  •
  the market price of CIFC Corp.'s common stock may decline to the extent that the current market price of such stock reflects a market assumption that the Reorganization Transaction will be completed;

  •
  an adverse reaction from investors and potential investors in CIFC Corp. may reduce future debt or equity financing opportunities; and

  •
  CIFC Corp.'s costs related to the merger, including legal and accounting fees, have been, and must continue to be, paid even if the Reorganization Transaction is not completed.

The current market price of CIFC Corp.'s common stock may not be indicative of the market price of common shares of CIFC LLC following the Reorganization Transaction.

        CIFC Corp.'s current share price may not be indicative of how the market will value the shares of CIFC LLC following the Reorganization Transaction because of the change in our legal structure and related changes. CIFC Corp.'s current stock price does not necessarily take into account these effects and changes, and the share price of CIFC LLC after the Reorganization Transaction could be lower than the current stock price of CIFC Corp.

Sales of shares could occur in connection with the Reorganization Transaction, which could cause our share price to decline.

        The sale of significant amounts of shares, prior to or following the Reorganization Transaction, or the perception in the market that this will occur may have an adverse impact on our trading price. For instance, as described under "Material U.S. Federal Income Tax Consequences—U.S. Federal Income

Tax Consequences of the Merger and Reorganization," it is possible that CIFC LLC will have taxable gain allocable to the CIFC LLC shareholders as a result of the Reorganization Transaction. Accordingly, shareholders may elect to sell shares prior to the Reorganization Transaction as a result. In addition, shareholders may sell their common shares of CIFC LLC shortly after the completion of the Reorganization Transaction for any number of reasons, including as a result of changes to the tax consequences for holders of ownership of our shares.

Our board of directors may choose to defer or abandon the merger at any time and for any reason.

        Completion of the Reorganization Transaction may be deferred or abandoned by action of our board of directors at any time and for any reason, including after CIFC Corp. stockholder approval at the special meeting. While we currently expect the Reorganization Transaction to take place on or prior to                    , 2015, after the proposal to adopt the Merger Agreement is approved at the special meeting, our board of directors may defer completion before or after the special meeting or may abandon the Reorganization Transaction at any time, including after stockholder approval, because of, among other reasons, our determination that the CIFC LLC common shares will not be eligible for inclusion for trading on the NASDAQ Stock Market, our determination that the Internal Revenue Service (the "IRS") does not agree with our views on certain tax matters, our determination that the merger and the other reorganization transactions would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Reorganization Transaction would otherwise be reduced, changes in U.S. tax laws, rates, treaties or regulations that might adversely affect our ability to achieve the expected benefits of the merger, an unexpected increase in the cost to complete the merger or any other determination by our board of directors. In addition, we may elect to consummate the Reorganization Transaction prior to                    , 2015.

Your rights as a holder of equity in CIFC LLC will change if the Reorganization Transaction is completed. The rights of holders of common shares of CIFC LLC to be issued in the merger will be substantially similar, but not identical, to the rights of holders of common stock of CIFC Corp.

        CIFC Corp. is a corporation organized under the laws of the State of Delaware, and CIFC LLC is a limited liability company organized under the laws of the State of Delaware. The rights of holders of CIFC Corp.'s common stock are governed by the DGCL, and the certificate of incorporation and bylaws of CIFC Corp. The rights of holders of CIFC LLC's common shares will be governed by the LLC Act and the certificate of formation and LLC Agreement of CIFC LLC. Upon completion of the merger, the holders of CIFC Corp.'s common stock will receive common shares of CIFC LLC.

        The governing documents of CIFC LLC will be structured so as to include rights, privileges and obligations that are substantially similar to those currently provided by the governing documents of CIFC Corp. and the DGCL, including those that affect your rights as a holder of equity. However, because of the differences between Delaware corporate law and Delaware limited liability company law, and certain necessary differences between the governing documents of CIFC Corp. and CIFC LLC, your rights as a holder of equity will change when the Reorganization Transaction is completed, and the rights of holders of common shares of CIFC LLC will not be identical to, and in some respects may be less favorable than, the rights you currently have as a holder of CIFC Corp.'s common stock.

        For more information regarding the characteristics of, and differences between, the common stock of CIFC Corp. and the common shares of CIFC LLC, please refer to "Description of Shares of CIFC LLC" and "Comparison of Rights of Stockholders of CIFC Corp. and Shareholders of CIFC LLC."

If too many of CIFC Corp.'s stockholders exercise and perfect their appraisal rights in connection with the merger, we may not be able to complete the merger.

        Under applicable Delaware law, our stockholders will have the right to be paid in cash for the fair value of their shares of common stock of CIFC Corp. by perfecting "appraisal rights." See "The Merger—Appraisal Rights in connection with the Merger."

        If dissenting stockholders properly exercise and perfect their appraisal rights, we would ultimately have to provide cash to stockholders who do so in lieu of common shares of CIFC LLC. If too many of our stockholders perfect appraisal rights, we may be forced to abandon the merger. The number of shares of common stock of CIFC Corp. with respect to which appraisal rights may be exercised without affecting the completion of the merger will depend on the cash available to CIFC Corp. at the time of the merger and our board of directors' assessment at that time of our future needs. If our board of directors believes that our cash reserves (or reasonable access to cash) would be inadequate to meet future needs, it may in its discretion decide to abandon the merger.

Tax Risks

You will be allocated taxable dividend income and possibly gain as a result of the Reorganization Transaction without regard to whether you receive a corresponding cash distribution to cover any related tax liability.

        As part of the Reorganization Transaction, certain assets will be distributed by CIFC Corp. to CIFC LLC as described under "Reorganization Transaction; Organizational Structure." For U.S. federal income tax purposes the distribution will be treated as a taxable distribution equal to the fair market value of the assets distributed. Such distribution will be taxable as a dividend to CIFC LLC to the extent paid out of CIFC Corp.'s current or accumulated earnings and profits and will be allocated among CIFC LLC shareholders pro rata in accordance with their interests in CIFC LLC. If the distribution amount exceeds CIFC Corp.'s current or accumulated earnings and profits, it is possible that CIFC LLC will have taxable gain allocable to the CIFC LLC shareholders. The amount and allocation of such taxable gain will be determined separately for each CIFC LLC shareholder by treating that shareholder's pro rata portion of the excess distribution as (a) a nontaxable return of capital, up to that shareholder's tax basis in the CIFC Corp. stock surrendered for CIFC LLC shares, and then (b) taxable capital gain allocable to that shareholder up to the amount of any remainder (so the gain will be allocated to the CIFC LLC shareholders to reflect their relative tax bases in the CIFC Corp. stock surrendered, rather than pro rata). Shareholders of CIFC LLC may not receive a cash distribution from CIFC LLC to cover their tax liability associated with the Reorganization Transaction.

If CIFC LLC fails to satisfy the "qualifying income exception," all of its income will be subject to an entity-level tax, which could cause cash available for distributions to holders of our shares to be substantially reduced, possibly causing a substantial reduction in the value of those shares.

        Under current law and assuming full compliance with the terms of the LLC Agreement (and other relevant documents) and based upon factual representations that will be made by us, we expect to receive an opinion of counsel to the effect that CIFC LLC will be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. The factual representations that will be made by us upon which counsel will rely relate to our organization, operation, assets, activities, income (including our ability to satisfy the qualifying income exception discussed below), and present and future conduct of our operations. Opinions of counsel, however, are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

        In general, if a partnership is "publicly traded" (as defined in the U.S. Internal Revenue Code of 1986, as amended (the "Code")), it will be treated as a corporation for U.S. federal income purposes. A publicly traded partnership will, however, be taxed as a partnership and not as a corporation for U.S.

federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the Code. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the conduct of a financial or insurance business nor based, directly or indirectly, upon income or profits of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

        If CIFC LLC fails to satisfy the "qualifying income exception" described above, items of income, gain, loss, deduction and credit would not pass through to you and you would be treated for U.S. federal (and certain state and local) income tax purposes as a stockholder in a corporation. In such case, CIFC LLC would be required to pay U.S. federal income tax at regular corporate rates on all of its income. In addition, CIFC LLC would likely be liable for state and local income and/or franchise taxes on all of its income. Distributions to holders of shares would constitute ordinary income taxable to such holders to the extent of CIFC LLC's earnings and profits, and these distributions would not be deductible by CIFC LLC. Taxation of CIFC LLC as a corporation could cause cash available for distributions to holders of our shares to be substantially reduced, possibly causing a substantial reduction in the value of those shares.

        Current law may change, causing CIFC LLC to be treated as a corporation for U.S. federal or state income tax purposes or otherwise subjecting CIFC LLC to additional entity level taxation, in which case our distributions to holders of shares would be reduced.

Complying with certain tax-related requirements may cause CIFC LLC and CIFC Corp. to forego otherwise attractive business or investment opportunities.

        For CIFC LLC to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, it must satisfy the qualifying income exception, which will require that at least 90% of its gross income each taxable year consist of interest, dividends, capital gains and other types of "qualifying income." Interest income will not be qualifying income for the purposes of the qualifying income exception if it is derived from the conduct of a trade or business or is based, directly or indirectly, upon the income or profits of any person. This requirement will limit CIFC LLC's (and certain of its subsidiaries') ability to originate loans. In addition, it is currently expected that CIFC LLC (and its subsidiaries) will operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of CIFC LLC shares. To comply with these requirements, CIFC LLC (or its subsidiaries) may be required to invest through non-U.S. or domestic corporations or forego attractive business or investment opportunities. Thus, compliance with these requirements may adversely affect CIFC LLC's ability to maximize revenue or net income.

You will be subject to U.S. federal income tax on your share of CIFC LLC's taxable income, regardless of whether or when you receive any cash distributions from CIFC LLC.

        CIFC LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Provided that the qualifying income exception is met, you will be required to take into account your allocable share of CIFC LLC's items of income, gain, loss and deduction. Distributions to you generally will be taxable for U.S. federal income tax purposes only to the extent the amount distributed exceeds your tax basis in the common unit. That treatment contrasts with the treatment of a shareholder in a corporation. For example, a shareholder in a corporation who receives a distribution of earnings from the corporation generally will report the distribution as dividend income for U.S. federal income tax purposes. In contrast, a holder of shares of CIFC LLC who receives a distribution of earnings from CIFC LLC will not report the distribution as dividend income (and will treat the distribution as taxable only to the extent the amount distributed exceeds the holder's tax basis in the shares), but will instead report the holder's allocable share of items of CIFC LLC's income for U.S. federal income tax purposes. As a result, you may be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of CIFC LLC's items of income, gain, loss, deduction and credit (including CIFC LLC's allocable share of those items of any entity in which CIFC LLC invests that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of CIFC LLC's taxable years ending with or within your taxable years, regardless of whether or when you receive cash distributions.

        In addition, certain of our investments, including investments in non-U.S. CLO issuers and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. You will be required to take such income into account in determining your taxable income, and you may not receive cash distributions equal to your tax liability attributable to your allocation of CIFC LLC's taxable income.

On a disposition of shares of CIFC LLC, debt of CIFC LLC must be taken into account under the partnership tax accounting rules.

        Subsequent to the Reorganization Transaction, CIFC LLC may incur debt for a variety of reasons. Under partnership tax accounting principles (which will apply to CIFC LLC if the qualifying income exception is met), debt of CIFC LLC generally will be allocable to holders of shares of CIFC LLC, and the holders will include their respective allocable shares of the debt in the U.S. federal income tax basis of their shares. As discussed in the section entitled "Material U.S. Federal Income Tax Considerations," a holder's U.S. federal income tax basis in shares will be adjusted for, among other things, distributions of cash and allocations of items of CIFC LLC's income, gain, loss and deduction. At the time a holder of shares of CIFC LLC later sells its shares, for U.S. federal income tax purposes, the holder's amount realized on the sale will include not only the sales price of the shares but also the holder's portion of outstanding indebtedness incurred by CIFC LLC subsequent to the Reorganization Transaction that is allocable to those shares. In addition, a portion of the amount realized upon a disposition, whether or not representing gain, may be ordinary income to a holder.

Tax-exempt holders of shares of CIFC LLC may recognize "unrelated business taxable income" as a result of holding shares of CIFC LLC.

        An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to U.S. federal income taxation with respect to its "unrelated business taxable income," or UBTI. To the extent we incur debt (including intercompany debt) that is allocated to the acquisition of certain equity and debt securities we intend to hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of your income from CIFC LLC with respect to such securities will be treated as UBTI. For certain types of tax-exempt entities, the receipt of any UBTI would have adverse consequences. Tax-exempt holders of CIFC Corp.'s common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning common shares of CIFC LLC.

There can be no assurance that the IRS will not assert successfully that some portion of CIFC LLC's income is properly treated as effectively connected income with respect to non-U.S. holders.

        While it is expected that CIFC LLC's method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our shares, there can be no assurance that the IRS will not assert successfully that some portion of CIFC LLC's income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent CIFC LLC's income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return reporting their allocable shares of CIFC LLC's taxable income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such taxable income. Non-U.S. holders that are corporations also would be required to pay a U.S. federal branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Dividends paid by, or certain income inclusions derived with respect to, CIFC LLC's potential future ownership of non-U.S. entities that are treated as corporations for U.S. federal income tax purposes may not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

        The maximum U.S. federal income tax rate on certain corporate dividends payable to non-corporate taxpayers currently is 20% (in addition to the 3.8% tax on "net investment income" as described below). Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies, or PFICs, certain controlled foreign corporations, or CFCs, and real estate investment trusts, however, generally are not eligible for the reduced rates. We may treat certain future non-U.S. CLO issuers taxed as corporations for U.S. federal income tax purposes as the type of CFCs whose income inclusions would not be eligible for such reduced rates on dividend income. The more favorable U.S. federal income tax rates applicable to regular corporate dividends could cause non-corporate U.S. investors to perceive investments in PFICs or CFCs to be relatively less attractive than holdings in the stocks of non-CFC and non-PFIC corporations that pay dividends, which could then adversely affect the value of our shares.

We may not realize the anticipated benefits of the merger because, among other reasons, our structure is subject to potential changes in law and differing interpretations, which may apply possibly on a retroactive basis.

        We have presented in this proxy statement/prospectus the anticipated benefits of the merger. See "Our Reasons for the Reorganization Transaction and the Merger." Many factors could affect the outcome of the Reorganization Transaction, and some or all of the anticipated benefits of the Reorganization Transaction may not occur. The U.S. federal income tax treatment of holders of shares of CIFC LLC depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You also should be aware that the U.S. federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in non-U.S. entities. The present U.S. federal income tax treatment of an investment in shares of CIFC LLC may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of shares of CIFC LLC could be adversely affected by any such change, or by new tax law, regulation or interpretation.

        Our organizational documents and agreements permit our board of directors to modify the LLC Agreement from time to time, without the consent of the holders of shares of CIFC LLC, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of shares.

        Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to you in a manner that reflects your distributive share of CIFC LLC's items, including the monthly convention described under "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Allocation of Profits and Losses." As a result, if you transfer your shares, you may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee's acquisition of our shares. However, these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of shares of CIFC LLC.

Certain holders of shares are subject to additional tax on "net investment income."

        U.S. holders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on "net investment income" (or undistributed "net investment income," in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person's adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in CIFC LLC will be included in a U.S. holder's "net investment income" subject to this Medicare tax.

You may be subject to state and local taxes and return filing requirements as a result of investing in our shares.

        In addition to U.S. federal income taxes, you may be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if you do not reside in any of those jurisdictions. You may also be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. It is your responsibility to file all U.S. federal, state and local tax returns that may be required. Simpson Thacher has not rendered an opinion on the state or local tax consequences of an investment in CIFC LLC.

We may not be able to furnish to each holder of shares specific tax information within 90 days after the close of each calendar year, which means that holders who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax return. In addition, it is possible that holders may be required to file amended income tax returns.

        As a publicly traded partnership, our operating results, including distributions of income, dividends, gains, losses or deductions and adjustments to carrying basis, will be reported on Schedule K-1 and distributed to each holder annually. Although we currently intend to distribute Schedule K-1s on or around 90 days after the end of our fiscal year, it may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. For this reason, holders of shares of CIFC LLC who are U.S. taxpayers should anticipate that they may need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year.

        In addition, it is possible that a holder of shares will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of CIFC LLC. Any obligation for a holder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder.

Certain holders may be subject to an additional withholding tax under FATCA.

        Under the Foreign Account Tax Compliance Act ("FATCA"), a broadly defined class of foreign financial institutions is required to comply with a complicated and expansive reporting regime or be subject to certain U.S. withholding taxes. The reporting obligations imposed under FATCA require foreign financial institutions to enter into agreements with the IRS to obtain and disclose information about certain account holders and investors to the IRS (or in the case of certain foreign financial institutions that are resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation, the foreign financial institutions may comply with revised diligence and reporting obligations of such intergovernmental agreement). Additionally, certain non-U.S. entities that are not foreign financial institutions are required to provide certain certifications or other information regarding their U.S. beneficial ownership or be subject to certain U.S. withholding taxes.

We strongly urge you to review carefully the discussion under "Material U.S. Federal Income Tax Considerations" and to seek advice based on your particular circumstances from an independent tax advisor.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

        We make forward-looking statements, in this proxy statement/prospectus that are subject to risks and uncertainties. When we use the words "could," "will likely result," "if," "in the event," "may," "might," "should," "shall," "will," "believe," "expect," "anticipate," "plan," "predict," "potential," "project," "intend," "estimate," "goal," "objective," "continue," or the negatives of these terms and other similar expressions, we intend to identify forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. They also include statements concerning anticipated revenues, income or loss, capital expenditures, cash distributions, capital structure or other financial terms. The statements we make regarding the following subject matters are forward-looking by their nature:

  •
  that we will complete the Reorganization Transaction, including the merger;

  •
  that we will be able to realize the anticipated tax benefits of the Reorganization Transaction, including the merger;

  •
  the possible effects of the Reorganization Transaction, including the merger, on our share price;

  •
  that we do not anticipate any tax adjustments that will result in a material adverse effect on our financial condition; and

  •
  our intention to pay cash distributions, our ability to do so without borrowing funds and the expected amount of such distributions.

        The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks provided under "Risk Factors," including but not limited to the following factors:

  •
  our ability to complete the Reorganization Transaction, including the merger;

  •
  the effect of the Reorganization Transaction, including the mergers on the market price of our shares;

  •
  the possibility that our board of directors could choose to defer or abandon the merger;

  •
  that stockholders with a significant number of shares exercise and perfect appraisal rights in connection with the merger;

  •
  that a decision by our board of directors to reduce or eliminate distributions could adversely affect the market price for our shares; and

  •
  the possibility that contractual, legal and other restrictions could prevent us from paying distributions or limit the amount and/or timing of distributions, which could adversely affect the market price for our shares.

        The foregoing list of risks is not exhaustive. Other sections of this proxy statement/prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risks or assess the impact of all factors or the effect that any factor, or combination of factors, may have on our business. Actual results may differ materially from those contained in any forward-looking statements.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update any of these forward-looking statements after the date of this proxy statement/prospectus to conform prior statements to actual results or revised expectations unless otherwise required by law.

 VOTING AND PROXIES; INFORMATION ABOUT THE SPECIAL MEETING

        This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the board of directors of CIFC Corp. for use at the special meeting for the purposes described in this proxy statement/prospectus and in the accompanying notice of special meeting of stockholders of CIFC Corp.

Date, Time and Place of the Special Meeting

        Our special meeting will be held at the offices of CIFC Corp. at 250 Park Avenue, 4th Floor, New York, NY 10177 on           , at 9:00 a.m. (Eastern Standard Time). An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the special meeting. Only holders of record of shares of common stock of CIFC Corp. at the close of business on                , 2015, will be entitled to attend the special meeting and to cast one vote for each share held on all matters to come before the meeting.

        If your shares of common stock of CIFC Corp. are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares or take any other actions at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares or take any other actions, but you may still attend the special meeting as our guest if you bring a recent bank or brokerage statement showing that you owned common stock of CIFC Corp. at the close of business on                , 2015.

Matters to Be Considered

        This proxy statement/prospectus is furnished in connection with the solicitation by our board of directors of proxies from the stockholders to be exercised at the special meeting and at any adjournment(s) or postponement(s) of such meeting, to consider and vote on the following proposals:

          (1)   a proposal to adopt the agreement and plan of merger, dated                    , 2015, among CIFC Corp., CIFC Merger Corp. and CIFC LLC, as the same may be amended from time to time, which agreement we refer to herein as the "Agreement and Plan of Merger" or the "Merger Agreement"; and

          (2)   the transaction of such other business as may properly be brought before the special meeting or any adjournment or postponement thereof.

        A vote for the adoption of the Merger Agreement is a vote for approval of the conversion of CIFC Corp. into CIFC LLC through the merger of CIFC Merger Corp. with and into CIFC Corp. and for the exchange of shares of common stock of CIFC Corp. for common shares representing limited liability company interests in CIFC LLC. If the merger is completed, CIFC Corp.'s common stock will be cancelled and each share of common stock of CIFC Corp. that you hold immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC.

        This proxy statement/prospectus and the enclosed proxy card are being mailed to the stockholders on or about                , 2015.

Recommendation of the Board of Directors

        The board of directors of CIFC Corp. has approved the Merger Agreement, the merger and the Reorganization Transaction and determined that the Merger Agreement, the merger and the Reorganization Transaction are advisable and in the best interests of CIFC Corp. and its stockholders. The board of directors of CIFC Corp. recommends that you vote "FOR" adoption of the Merger Agreement.

Who May Vote

        The close of business on                , 2015, has been fixed by CIFC Corp.'s board of directors as the record date for the determination of holders of common stock of CIFC Corp. entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date,           shares of common stock of CIFC Corp. were outstanding and entitled to vote. Each share of CIFC Corp.'s common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

Quorum

        A quorum is established when a majority of the shares entitled to vote at the special meeting is present in person or represented by proxy at the special meeting. On all matters to come before the special meeting, each share of common stock is entitled to one vote. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street-name" or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock of CIFC Corp. entitled to vote on the adoption of the Merger Agreement is necessary to adopt the Merger Agreement. Accordingly, the failure to submit a proxy or vote in person will have the same effect as voting against the adoption of the Merger Agreement. Abstentions and broker non-votes also will have the same effect as a vote against the adoption of the Merger Agreement.

        CIFC Corp.'s board of directors urges its stockholders to promptly submit your proxy by completing, signing and dating the enclosed proxy card, over the Internet or via the toll-free telephone number, as described in this proxy statement/prospectus and the proxy card, or, if you hold your stock in "street-name" through a bank or a broker, by following the voting instructions of your bank or broker.

        The directors and executive officers of CIFC Corp. collectively owned approximately        % of the outstanding shares of common stock of CIFC Corp. as of the record date for the special meeting. CIFC Corp.'s directors and executive officers have indicated they will vote to adopt the Merger Agreement.

        DFR Holdings, which held approximately 74% of the outstanding shares of common stock of CIFC Corp. as of August 7, 2015, has indicated that it currently intends to vote its shares of common stock of CIFC Corp. in favor of adopting the Merger Agreement.

How to Vote Your Shares and Submit Your Proxies

        You may vote in person at the special meeting. There are three ways to submit your proxy:

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  By Internet—You can submit your proxy over the Internet at www.voteproxy.com by following the instructions on the proxy card;

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  By Telephone—You can submit your proxy by telephone by calling 1-800-PROXIES (1-800-776-9437) and following the instructions on the proxy card; or

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  By Mail—You can submit your proxy by completing, dating, signing and returning the proxy card.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Standard Time) on                 , 2015.

        Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been executed and dated. If you execute and return your proxy card by mail but provide no specific instructions in the proxy card, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and, in the discretion of the proxy holder, on any other matters that are properly brought before the meeting, or any adjournment or postponement thereof.

        At this time, the board of directors of CIFC Corp. is unaware of any matters, other than set forth above, that may be presented for action at the special meeting or any adjournment or postponement thereof. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Revocation of Proxies

        You may revoke your proxy at any time before it is voted at the special meeting by:

  •
  delivering to our Secretary, a signed, written revocation letter dated later than the date of your proxy;

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  submitting a proxy to CIFC by telephone, Internet or mail that is dated later than the date of any proxy that you previously submitted; or

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  attending the meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting in order to revoke your proxy).

        If you are a stockholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions.

Proxy Solicitation and Tabulation of Votes

        CIFC Corp. will pay all costs it incurs in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. The directors, officers and employees of CIFC Corp. and its subsidiaries may solicit proxies from stockholders of CIFC Corp. in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by CIFC Corp. for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of CIFC Corp.'s common stock held of record by such persons, and CIFC Corp. will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Electronic Delivery

        This proxy statement/prospectus and our annual report are both available on our website at www.cifc.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

        If you authorize a proxy to cast your votes for the special meeting over the Internet, you will be given the opportunity to consent to future delivery of our documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you authorize a proxy to cast your votes, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our proxy statement and annual report on our website located at at www.cifc.com under the caption "Our Shareholders." If you choose to receive your proxy materials and annual report electronically, then prior to next year's annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to your bank, broker or other holder of record through which you hold your shares.

Notice Regarding Delivery of Stockholder Documents

        The SEC's rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement, contact Broadridge Financial Solutions, Inc. by calling (800) 353-0103 or in writing at 51 Mercedes Way, Edgewood, New York 11717.

        In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting American Stock Transfer & Trust Company, LLC by calling (800) 937-5449 or in writing at 6201 15th Avenue, Brooklyn, New York 11219 or sending a written request to CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Investor Relations.

Adjournment; Other Matters

        A quorum of CIFC Corp. stockholders is necessary to hold a valid meeting. If there are insufficient shares present in person or represented by proxy at the special meeting to constitute a quorum, under the bylaws of CIFC Corp., the special meeting may be adjourned from time to time by the chairman of the meeting or a majority of the shares represented at the meeting.

        Do not send in your stock certificates with your proxy card. As described under the caption "Terms of the Merger—Exchange of Stock Certificates," after the merger is completed, each outstanding certificate (or evidence of shares in book-entry form) representing shares of common stock of CIFC Corp. will be deemed for all purposes to represent the same number of shares of CIFC LLC pursuant to the Merger Agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New certificates representing common shares of CIFC LLC will be issued if (and only if) certificates representing shares of common stock of CIFC Corp. are thereafter presented for exchange or transfer.

REORGANIZATION TRANSACTION; ORGANIZATIONAL STRUCTURE

Reorganization Transaction

        Following the Reorganization Transaction, CIFC LLC will hold, through its wholly-owned subsidiaries, including CIFC Corp., the assets currently held by CIFC Corp. More specifically, as part of the Reorganization Transaction, we anticipate that:

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  CIFC Corp. will continue to hold each of our U.S. investment advisers;

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  CIFC Corp. will distribute ownership of one or more subsidiary entities that hold certain investment assets, including investments in CLOs and investment funds, to CIFC LLC or CIFC Holdings; and

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  CIFC Foreign Holdings will be formed, which is anticipated to hold non-U.S. investment advisers and other non-U.S. fee-generating businesses that we may own or acquire in the future.

Treatment of Existing Indebtedness

        In addition, following the Reorganization Transaction, we anticipate that CIFC Corp. will remain the issuer and primary obligor of our Junior Subordinated Notes and any new indebtedness that may be incurred prior to the consummation of the Reorganization Transaction. Upon consummation of the Reorganization Transaction, we expect that CIFC LLC and certain other subsidiaries of CIFC LLC will provide full and unconditional guarantees of the obligations of CIFC Corp. under the Junior Subordinated Notes and any such new indebtedness.

Organizational Structure Following the Reorganization Transaction

        The simplified diagram below depicts our organizational structure immediately following the Reorganization Transaction.

BACKGROUND OF THE REORGANIZATION TRANSACTION AND THE MERGER

        From time to time, the senior management and the board of directors of CIFC Corp. reviews our business strategy, the current economic and business environment, key business and financial metrics and legal, tax and regulatory matters related to our organizational structure. These discussions have included a review of alternative structures that would allow us to execute our business strategy in a manner that would minimize entity level U.S. federal income taxation. During 2015, we conducted a review of alternative organizational structures and strategic transactions and consulted with certain professional advisors, including our attorneys from Simpson Thacher & Bartlett LLP, to assist us in our review of alternative transaction structures. In particular, we explored reorganizing the Company in a manner that minimizes U.S. federal income taxes on our investment income, thus enabling us to increase distributions to our shareholders. Factors considered included:

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  the optimal form of reorganization transaction, including transactions involving a publicly traded partnership, off-shore corporate entities, or registered investment companies;

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  corporate and shareholder tax implications of reorganization transactions;

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  market acceptance of alternative corporate structures; and

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  financial and tax reporting and other administrative requirements.

        At a meeting of the board of directors of CIFC Corp. on June 26, 2015, representatives of senior management, including Rahul Agarwal, Chief Financial Officer, reviewed with the board of directors various matters surrounding a potential change to an alternative organizational structure. The board of directors discussed and considered the potential strategic advantages and risks of a corporate reorganization. After discussions, the board of directors determined that a change of corporate structure could be an attractive alternative for CIFC Corp. to consider and therefore authorized management to proceed with its due diligence regarding the feasibility of a reorganization transaction.

        The board of directors formed a special committee to evaluate and consider a potential conversion into a publicly-traded partnership comprised of Messrs. Epstein, Musetti and Smith. The special committee held telephonic meetings on July 14, 2015, July 20, 2015 and July 21, 2015. Representatives of senior management also attended. Management presented, and the special committee considered, the relative advantages and disadvantages to the Company and its shareholders of a proposal to change the Company's top-level form of organization from a corporation to an entity that would be taxed as a partnership, as well as the relative merits of alternative plans to effect this reorganization. The special committee reviewed with senior management various considerations associated with the proposed reorganization and the alternative plans for effecting it, including U.S. federal income tax matters, as well as financial and other matters. At the conclusion of the meeting on July 21, 2015, the special committee resolved to recommend the proposed Reorganization Transaction to the board of directors of CIFC Corp.

        At a telephonic meeting of the board of directors of CIFC Corp. on July 27, 2015, representatives of senior management presented an update to the board of directors with regard to the due diligence of a reorganization transaction. There was a general discussion of the relative advantages and disadvantages of a corporate reorganization into a publicly traded partnership, including the potential tax savings and the legal, audit and tax reporting compliance costs. The anticipated timeline for completing a reorganization transaction and preparing the proxy statement/prospectus was also discussed. The board of directors also discussed the impact that a reorganization transaction would have on the cash distribution policy of the Company. There was a general discussion of various legal and structural issues relating to the proposed Reorganization Transaction. Following this presentation and further discussion, the board determined that the Reorganization Transaction is advisable and in the best interests of the Company and its stockholders and unanimously approved the Reorganization Transaction.

OUR REASONS FOR THE REORGANIZATION TRANSACTION AND THE MERGER

        In reaching its determination to proceed with the Reorganization Transaction and recommend the adoption of the Merger Agreement, the board of directors of CIFC Corp. consulted with management, as well as legal counsel and other advisors, and considered various factors, including those discussed below. The board of directors also considered the terms of the proposed Reorganization Transaction and the related proxy statement/prospectus disclosures. The board of directors of CIFC Corp. did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. CIFC Corp.'s board of directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of its determinations and recommendations. Among the material factors considered by the board of directors of CIFC Corp. were the following:

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  that the proposed Reorganization Transaction will bring our structure in line with that of other industry leaders and our competitors;

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  that the Reorganization Transaction will result in our ability to increase distributions to shareholders and/or increase cash available for investment in our business;

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  that the Reorganization Transaction would facilitate the ability to own and acquire future non-U.S. businesses in a more tax-efficient structure;

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  that the publicly traded partnership structure is the preferred structure to maximize income from investments;

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  that the Reorganization Transaction is expected to result in certain tax benefits to tax exempt and non-U.S. shareholders; and

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  that the Reorganization Transaction would not defeat the ability of CIFC Corp. to continue to benefit from certain tax attributes, including net operating losses and depreciation and amortization deductions.

        The board of directors of CIFC Corp. also considered a number of disadvantages or risks relating to the Reorganization Transaction and the merger, including the following:

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  potential U.S. federal income tax consequences of the merger and the Reorganization Transaction to shareholders;

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  increased complexity of tax reporting for investors and the potential for stockholder turnover, particularly with respect to investors not able to invest in our new structure;

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  the administrative burden and financial cost of compliance with highly complicated partnership tax provisions and the annual production of IRS Schedules K-1; and

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  the other risks described in this proxy statement/prospectus under "Risk Factors."

The board of directors also considered the risk factor disclosures contained herein, and unanimously voted to approve the merger and the Reorganization Transaction after a full consideration of the risk factors.

 TERMS OF THE MERGER

        The following is a summary of material terms of the Merger Agreement. For a complete description of all of the terms of the merger, you should refer to the copy of the form of Merger Agreement that is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement.

Structure and Completion of the Merger

        CIFC LLC is presently a wholly-owned subsidiary of CIFC Corp. CIFC Merger Corp. is a wholly-owned subsidiary of CIFC LLC. The Merger Agreement provides that CIFC Merger Corp. will merge with and into CIFC Corp., whereupon the separate corporate existence of CIFC Merger Corp. will cease and CIFC Corp. will be the surviving entity of the merger. Upon the effectiveness of the merger, each share of common stock of CIFC Corp. outstanding immediately prior to the merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC.

        The board of directors of CIFC Corp., the sole member of CIFC LLC, and the board of directors of CIFC Merger Corp. have approved the Merger Agreement. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware, or later (but not to exceed 90 days from the date of filing of the certificate of merger) if so specified in the certificate of merger. We anticipate that the merger will be completed on                    , 2015, following the adoption by our stockholders of the Merger Agreement at the special meeting and the satisfaction or waiver of the other conditions to the merger as described below under "—Conditions to Completion of the Merger." However, CIFC Corp. reserves the right to defer or abandon the merger at any time and for any reason, even if its stockholders vote to adopt the Merger Agreement and the other conditions to the completion of the merger are satisfied or waived. In addition, CIFC Corp. may elect to consummate the merger prior to                    , 2015.

Exchange of Stock Certificates

        No Surrender of Shares Required.     Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of common stock of CIFC Corp. will be deemed for all purposes to represent the same number of common shares of CIFC LLC into and for which such shares of common stock will be converted and exchanged in the merger, without any action on the part of stockholders.

        Stock Transfer Books.     At the completion of the merger, CIFC Corp. will close its stock transfer books, and no subsequent transfers of CIFC Corp.'s common stock will be recorded on its books.

Other Effects of the Merger

        We expect the following to occur in connection with the merger:

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  LLC Agreement of CIFC LLC.  Following completion of the merger, your rights as a holder of common shares of CIFC LLC will be governed by the LLC Agreement and the LLC Act. A copy of the form of the LLC Agreement of CIFC LLC is set forth in Annex B. See also "Description of Shares of CIFC LLC."

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  Directors and Officers.  The directors and officers of CIFC Corp. immediately before the merger will be the directors and officers, respectively, of CIFC LLC immediately after the merger.

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  Stock Incentive Plan.  CIFC LLC will assume the Stock Incentive Plan and all rights of participants to acquire shares of common stock of CIFC Corp. under the Stock Incentive Plan will be converted into rights to acquire common shares of CIFC LLC in accordance with the terms of the plan.

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  Listing of CIFC LLC Shares.  We expect that the new common shares of CIFC LLC will trade on the NASDAQ Stock Market under our current symbol "CIFC" following the completion of the merger.

Conditions to Completion of the Merger

        The respective obligations of CIFC Corp., CIFC LLC and CIFC Merger Corp. to complete the merger require the satisfaction or, where permitted, waiver, of the following conditions:

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  adoption of the Merger Agreement by the requisite vote of the stockholders of CIFC Corp. and CIFC Merger Corp.;

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  receipt by CIFC Corp. of an opinion of counsel, in form and substance satisfactory to CIFC Corp., to the effect that (i) the merger qualifies as a tax-deferred contribution of CIFC Corp.'s common stock to CIFC LLC under Section 721 of the Code, and (ii) CIFC LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation;

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  approval for listing on the NASDAQ Stock Market of common shares of CIFC LLC, subject to official notice of issuance;

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  the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;

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  no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the merger or any of the transactions related thereto, is in effect; and

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  receipt of all governmental approvals and third party consents to the merger and other transactions described in this proxy statement/prospectus, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CIFC LLC, CIFC Corp. and their subsidiaries taken as a whole.

        In addition, even if all of the foregoing conditions are satisfied, CIFC Corp. has the right to defer or abandon the merger at any time and for any reason, even if stockholders of CIFC Corp. vote to adopt the Merger Agreement and the other conditions to the consummation of the merger are satisfied or waived.

Termination of the Merger Agreement

        The Merger Agreement will provide that it may be terminated and the merger abandoned at any time prior to its completion, before or after adoption of the Merger Agreement by the stockholders of CIFC Corp., by the board of directors of CIFC Corp. in its sole discretion.

Appraisal Rights in Connection with the Merger

        Holders of shares of common stock of CIFC Corp. who do not vote in favor of the merger proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which is attached as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

        Under Section 262 of the DGCL, holders of shares of common stock of CIFC Corp. who do not vote in favor of the merger proposal and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, which is referred to herein as the Delaware Court of Chancery, and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262 of the DGCL, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus shall constitute such notice, and the full text of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex C. Any holder of CIFC Corp.'s common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock of CIFC Corp., CIFC Corp. believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Filing Written Demand.     Holders of CIFC Corp.'s common stock wishing to exercise appraisal rights must deliver to CIFC Corp., before the vote on the merger proposal at the special meeting at which the merger proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares and must not vote in favor of the merger proposal. A holder of shares of common stock of CIFC Corp. wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective date of the merger. The holder must not vote in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. The demand must reasonably inform CIFC Corp. of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock of CIFC Corp. is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock of CIFC Corp. should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of common stock of CIFC Corp. held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 of the DGCL should be sent or delivered to CIFC Corp. at 250 Park Avenue, 4th Floor, New York, NY 10177. Attention: Julian Weldon, General Counsel, Chief Compliance Officer and Secretary.

        At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to CIFC Corp., as the surviving corporation in the merger, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of CIFC Corp., as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the merger. If CIFC Corp., as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.

        Notice by CIFC Corp., as the Surviving Corporation.     Within ten days after the effective date of the merger, CIFC Corp., as the surviving corporation, must notify each holder of CIFC Corp.'s common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the merger proposal that the merger has become effective.

        Filing a Petition for Appraisal.     Within 120 days after the effective date of the merger, but not thereafter, CIFC Corp., as the surviving corporation, or any former holder of CIFC Corp.'s common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. CIFC Corp., as the surviving corporation, is under no obligation to, and has no present intention to, file such a petition, and holders should not assume that CIFC Corp., as the surviving corporation, will file a petition. Accordingly, it is the obligation of the holders of CIFC Corp.'s common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of CIFC Corp. within the time prescribed in Section 262 of the DGCL. Within 120 days after the effective date of the merger, any holder of CIFC Corp.'s common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from CIFC Corp., as the surviving corporation, a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request for the statement has been received by CIFC Corp., the surviving corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of common stock of CIFC Corp. held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from CIFC Corp., the surviving corporation, the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a holder of shares of common stock of CIFC Corp. and a copy thereof is served upon CIFC Corp., as the surviving corporation, CIFC Corp., as the surviving corporation, will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to the stockholder.

        Determination of Fair Value.     After the Delaware Court of Chancery determines the holders of shares of common stock of CIFC Corp. entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262 of the DGCL. Although CIFC Corp. believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither CIFC LLC nor CIFC Corp. anticipate offering more than the applicable merger consideration to any of CIFC Corp.'s stockholders exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the "fair value" of a share of CIFC Corp.'s common stock is less than the merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of common stock of CIFC Corp. under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of common stock of CIFC Corp. will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, at any time within 60 days after the effective date of the merger, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the Merger Agreement.

        Failure to comply strictly with the requirements of Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Regulatory Approvals

        We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the DGCL and various state governmental authorizations.

Accounting Treatment of Reorganization Transaction

        Under generally accepted accounting principles, we expect that the Reorganization Transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of CIFC LLC will be recorded at the historical cost of CIFC Corp. as reflected on CIFC Corp.'s consolidated financial statements.

 DIRECTORS AND EXECUTIVE OFFICERS

        CIFC LLC will be managed by a board of directors with the same directors, and have the same officers and management personnel, as that of CIFC Corp. prior to the merger. Further, CIFC LLC intends to form the same board committees with identical members and governing charters as those of CIFC Corp. prior to the merger.

        Information regarding members of our board of directors and executive officers, executive compensation and certain relationships and related transactions is contained in the portions of CIFC Corp.'s Definitive Proxy Statement on Schedule 14A, filed on June 1, 2015 incorporated by reference into Part III of CIFC Corp.'s Annual Report on Form 10-K for the year ended December 31, 2014, as well as CIFC Corp.'s Current Report on Form 8-K filed on June 26, 2015, which are incorporated herein by reference.

        In connection with the Reorganization Transaction, CIFC LLC will enter into a Shareholders Agreement with DFR Holdings that will be substantially similar to the Third Amended and Restated Stockholders Agreement by and between CIFC Corp. and DFR Holdings. See "Shareholders Agreement with DFR Holdings" for additional information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 7, 2015, information regarding the beneficial ownership of shares of the common stock of CIFC Corp., which is the only class of voting stock that CIFC Corp. has outstanding, by (1) each person known to us to beneficially own more than 5% of the CIFC Corp.'s common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group.

        Unless otherwise indicated, the address for each person listed below is: c/o CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177.

Name	Number of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Class
DFR Holdings LLC, Bounty Investments LLC, Santa Maria Overseas Ltd., Mayflower Trust, and TZ Columbus Services Limited, c/o Renova U.S. Management 900 Third Avenue, 19th Floor, New York, New York 10022 (for DFR Holdings LLC and Bounty Investments LLC), 2nd Terrace West, Centreville, Nassau, Bahamas (for Santa Maria Oversees Ltd.), Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, BVI (for Mayflower Trust and TZ Columbus Services Limited)(2)	20,809,249	76.02%
Joseph A. Jolson, 600 Montgomery Street, Suite 1700, San Francisco, CA 94111	1,404,160	5.53%
Paolo Amato	—	*
Ehud Barak	6,144	*
Jason Epstein(2)	—	*
Peter Gleysteen	1,207,813	4.54%
Andrew Intrater(2)	—	*
Robert B. Machinist	74,381	*
Marco Musetti	6,144	*
Daniel K. Schrupp	6,643	*
Jeffrey S. Serota	4,931	*
Stephen F. Smith	3,532	*
Rahul Agarwal	76,250	*
Robert C. Milton, III(3)	165,938	*
Stephen J. Vaccaro	647,119	2.50%
Oliver Wriedt	1,000,620	3.84%
All directors and executive officers as a group (15 persons)	3,199,515	11.41%

*
Indicates less than 1% of class.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

(2)
Pursuant to the Assignment and Contribution Agreement, dated April 13, 2011, Bounty Investments, LLC ("Bounty"), assigned and contributed its shares of common stock and the Convertible Notes of the Company, and all rights and obligations thereto, to DFR Holdings. Bounty owns 99% of the equity interests of DFR Holdings. DFR Management Holdings, LLC ("DFR Management") has 1% of the percentage interest in DFR Holdings. Mr. Intrater is the manager of DFR Holdings and the managing member of DFR Management and owns 30% of the percentage interest in DFR Management. Mr. Epstein individually owns 30% of the percentage interest in DFR Management. As of August 7, 2015, DFR Holdings was the direct beneficial owner of (i) 18,809,249 shares of the Company's common stock and (ii) warrants to purchase 2,000,000 shares of the Company's common stock at $6.375 per share. Each of Messrs. Epstein and Intrater contributed their 6,144 restricted stock units to DFR Holdings, LLC upon their vesting on June 26, 2015.

(3)
Mr. Milton resigned from CIFC Corp. effective August 7, 2015. As of such date, Julian Weldon is our General Counsel, Chief Compliance Officer and Secretary.

 DESCRIPTION OF SHARES OF CIFC LLC

General

        The following is a summary of material terms of the shares representing limited liability company interests in CIFC LLC. We will enter into the amended and restated LLC agreement of CIFC LLC, which we refer to as the "LLC Agreement", in connection with the merger. The LLC Agreement provides for the issuance of the shares, as well as the rights of the holders of the shares, including with respect to participation in distributions and voting rights. The following description is subject to the provisions of the Delaware Limited Liability Company Act (the "LLC Act"). Certain provisions of the LLC Agreement are intended to be consistent with the DGCL, and the powers of CIFC LLC, the governance processes and the rights of holders of the shares are generally intended to be similar in many respects to those of a Delaware corporation under the DGCL, with certain exceptions. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the LLC Agreement, the form of which is attached as Annex B and will govern your rights as a holder of the shares.

Authorized Shares

        CIFC LLC will be authorized to issue up to 500,000,000 common shares and 100,000,000 preferred shares in one or more series. These are the same amounts and classes of authorized shares that CIFC Corp. had before the merger.

Distributions

        Holders of outstanding CIFC LLC common shares will be entitled to participate ratably based on the number of common shares owned in such distributions as the CIFC LLC board of directors may from time to time determine, subject to the rights of the holders of any preferred shares.

Voting

        Holders of common shares are entitled to one vote per share as provided in the LLC Agreement. The LLC Agreement provides that the holders of common shares are entitled, at the annual meeting of holders of shares of CIFC LLC, to vote for the election of all of the directors of CIFC LLC. Because the LLC Agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will be able to elect all the directors of CIFC LLC standing for election.

Anti-Takeover Provisions

        Certain provisions of the LLC Agreement that are substantially the same as provisions in the certificate of incorporation and bylaws of CIFC Corp. before the merger may make it difficult for third parties to acquire control of CIFC LLC by various means. These provisions could deprive the holders of common shares of CIFC LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

  •
  enhance the likelihood of continuity and stability in the composition of CIFC LLC's board of directors and in the policies formulated by the board of directors;

  •
  discourage certain types of transactions which may involve an actual or threatened change in control of CIFC LLC;

  •
  discourage certain tactics that may be used in proxy fights;

  •
  encourage persons seeking to acquire control of CIFC LLC to consult first with CIFC LLC's board of directors to negotiate the terms of any proposed business combination or offer; and

  •
  reduce the vulnerability of CIFC LLC to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of shares of CIFC LLC.

  Blank Check Preferred Shares

        Consistent with the powers of the board of directors of CIFC Corp. under the certificate of incorporation of CIFC Corp., the LLC Agreement provides that our board of directors may authorize the issuance of preferred shares in one or more series pursuant to a resolution or resolutions duly adopted by the board of directors of CIFC LLC. The board of directors of CIFC LLC is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred shares, including without limitation authority to fix by resolution or resolutions the distribution rights, distribution rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The board of directors of CIFC LLC is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the LLC Agreement or the resolution of the board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. We have not yet issued, nor do we have any present intention to issue, any preferred shares. We could, however, issue a series of preferred shares that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue shares based on its judgment and in accordance with applicable law, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then market price of their shares. In addition, the rights, powers and privileges of such preferred shares could dilute your voting power. Our board of directors does not intend to seek shareholder approval prior to any issuance of any preferred shares, unless otherwise required by law or stock exchange rules.

  Shareholder Action by Written Consent; Special Meetings

        Consistent with the provisions of the certificate of incorporation of CIFC Corp., the LLC Agreement prohibits action by shareholders by written consent in lieu of a meeting. Consistent with the bylaws of CIFC Corp., the LLC Agreement provides that special meetings of shareholders may be called by the chairman of the board of directors, the Chief Executive Officer, a President, or by the Secretary upon a resolution of the board of directors, or at the request in writing of one or more shareholders holding shares in the aggregate entitled to not less than a majority of the votes at that meeting.

  Advance Notice Requirements for Shareholder Proposals and Director Nominees

        Consistent with the requirements of bylaws of CIFC Corp., the LLC Agreement provides for an advance notice procedure with regard to business proposed to be submitted by a shareholder at any annual meeting of our shareholders, including the nomination of candidates for election as directors.

For any matter to be "properly brought" before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information.

Listing

        We will apply to have the common shares of CIFC LLC listed on the NASDAQ Stock Market under the symbol "CIFC" in the same manner that CIFC Corp.'s common stock is currently listed under the symbol "CIFC."

Transfer Agent and Registrar

        The transfer agent and registrar for the shares will be American Stock Transfer & Trust Company.

 COMPARISON OF RIGHTS OF STOCKHOLDERS OF CIFC CORP. AND
SHAREHOLDERS OF CIFC LLC

        The following section of the proxy statement/prospectus describes some of the differences between the current rights of holders of CIFC Corp.'s common stock and the rights of holders of common shares of CIFC LLC after the Reorganization Transaction and also summarizes certain provisions of Delaware law, the certificate of incorporation of CIFC Corp. which we refer to as the CIFC Corp. Charter, the bylaws of CIFC Corp., which we refer to as the CIFC Corp. Bylaws, and the amended and restated limited liability company agreement of CIFC LLC, which we refer to as the "LLC Agreement." This summary may not contain all the information that is important to you. We encourage you to read carefully the CIFC Corp. Charter and CIFC Corp. Bylaws and the LLC Agreement. For information on how to obtain the CIFC Corp. Charter and CIFC Corp. Bylaws, see "Where You Can Find More Information." Summaries of LLC Agreement provisions are qualified in their entirety by reference to the full text of the agreement, the form of which is attached as Annex B to this proxy statement/prospectus.

General

        If the Reorganization Transaction is completed, each share of common stock of CIFC Corp. you hold immediately prior to the merger will be exchanged for and converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. As a holder of CIFC Corp.'s common stock, your rights are governed by the DGCL, the CIFC Corp. Charter and the CIFC Corp. Bylaws. If the Reorganization Transaction is completed, your rights will be governed by the LLC Act and the LLC Agreement.

        In general, the LLC Agreement was drafted to include substantially similar terms, conditions and procedures as are contained in the CIFC Corp. Charter and the CIFC Corp. Bylaws and to provide holders of shares of CIFC LLC with rights substantially similar to the rights provided to them by the DGCL, the CIFC Corp. Charter and the CIFC Corp. Bylaws. However, due to certain differences between the LLC Act and the DGCL, certain corporate stockholder rights cannot be replicated in their entirety in the LLC Agreement. The summary below includes a comparison of certain of the material terms, conditions and procedures governing CIFC Corp. stock and common shares of CIFC LLC and, where applicable, identifies certain differences between the rights of the holders of common shares of CIFC LLC and the rights of the holders of CIFC Corp.'s common stock.

        The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of CIFC Corp.'s common stock and those of holders of common shares of CIFC LLC. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the LLC Act and the DGCL and by the CIFC Corp. Charter, the CIFC Corp. Bylaws and the LLC Agreement, to which stockholders are referred.

        The LLC Agreement will contain provisions that could have the effect of delaying, deferring or preventing a transaction or a change in control of CIFC LLC by various means that could deprive the holders of shares of CIFC LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. See "Description of Shares of CIFC LLC—Anti-Takeover Provisions."

Authorized Capital Stock/Shares

        CIFC Corp.    The CIFC Corp. Charter authorizes issuance of up to 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share. The CIFC Corp. Charter provides that the board of directors of CIFC Corp. may authorize the issuance of preferred shares in one or more series and is authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        CIFC LLC.    Each share of CIFC LLC represents a limited liability company interest in CIFC LLC. The provisions of the LLC Agreement with respect to the authorized classes and series of CIFC LLC shares will be substantially similar to the authorized classes and series of CIFC Corp. stock prior to the merger. Because each holder of CIFC Corp.'s common stock will have the right to receive in the merger on a one-for-one basis common shares of CIFC LLC of a corresponding class and series, the same number of each class and series of shares of CIFC LLC will be outstanding immediately following the consummation of the merger as are outstanding immediately prior to the merger (other than as a result of any exercise of appraisal rights by CIFC Corp.'s stockholders).

        Because the LLC Act does not contemplate that limited liability company interests will have a par value, the concept of par value does not apply to the shares of CIFC LLC. As a result, related concepts under the DGCL including statutory capital, which must be at least the aggregate par value of issued shares of stock of a corporation, do not apply to CIFC LLC.

Voting

        CIFC Corp.    Each outstanding share of CIFC Corp.'s common stock is entitled to one vote on all matters submitted to a vote of CIFC Corp.'s stockholders. Each holder of outstanding shares of CIFC Corp.'s common stock is entitled to one vote per share.

        CIFC LLC.    The provisions of the LLC Agreement with respect to the voting rights of CIFC LLC's shareholders are substantially similar to the voting rights of CIFC Corp.'s stockholders. See the section titled "Description of Shares of CIFC LLC—Voting."

        In connection with the Reorganization Transaction, CIFC LLC will enter into a Shareholders Agreement with DFR Holdings that will be substantially similar to the Third Amended and Restated Stockholders Agreement by and between CIFC Corp. and DFR Holdings. See "Shareholders Agreement with DFR Holdings" for additional information.

Fiduciary Duties

        CIFC Corp.    The directors and officers of CIFC Corp. owe fiduciary duties to CIFC Corp. and to all of its stockholders. Under Delaware law, the legal obligations of corporate fiduciaries fall into two broad categories: a duty of care and a duty of loyalty. Further, as permitted by Delaware law, the CIFC Corp. Charter limits directors' and officers' liability for breaches of fiduciary duties in certain respects.

        CIFC LLC.    The provisions of the LLC Agreement with respect to the fiduciary duties of the directors and officers of CIFC LLC, and their liability for breaches of such duties, are substantially similar to the fiduciary duties of directors and officers of CIFC Corp.

Board of Directors

        CIFC Corp.    Pursuant to the DGCL and the CIFC Corp. Bylaws, the business and affairs of CIFC Corp. are managed by and under the direction of its board of directors. The CIFC Corp. Bylaws provide that CIFC Corp.'s board of directors will consist of not less than three and not more than thirteen directors. The board of directors of CIFC Corp. currently consists of ten directors with no vacancies.

        CIFC LLC.     The LLC Agreement provides that the business and affairs of CIFC LLC shall be managed by its board of directors in a substantially similar manner as the business and affairs of CIFC Corp. are currently managed by and under the direction of its board of directors. The authority and function of the board of directors of CIFC LLC will be substantially similar to the authority and function of the board of directors of CIFC Corp. Further, the LLC Agreement provides that the number and terms of service of CIFC LLC directors are to be substantially similar to CIFC Corp. The LLC Agreement sets the size of the board of directors initially at ten directors, with a maximum of thirteen. Except as otherwise provided by the Shareholders Agreement, the number of directors may be changed only by the board of directors.

Amendment of Organizational Documents and the LLC Agreement

        CIFC Corp. Charter.     Pursuant to Section 242 of the DGCL, generally, the CIFC Corp. Charter may be amended only if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) the holders of a majority of outstanding stock entitled to vote on the proposed amendment approve such amendment.

        CIFC Corp. Bylaws.     The CIFC Corp. Bylaws may be amended either (i) by the board of directors or (ii) by the vote of the holders of not less than a majority of the stock entitled to vote on the proposed amendment.

        CIFC LLC.     The provisions of the LLC Agreement, which were drafted to include substantially similar provisions as the CIFC Corp. Charter and to incorporate certain provisions of the DGCL commonly included in a certificate of incorporation of a Delaware corporation (the "Charter Provisions"), may only be amended in a substantially similar manner as the CIFC Corp. Charter could be amended.

        The provisions of the LLC Agreement, which were also drafted to include substantially similar provisions as the CIFC Corp. Bylaws and to incorporate certain provisions of the DGCL which are commonly included in the bylaws of a Delaware corporation (the "Bylaw Provisions"), may only be amended in a substantially similar manner as the CIFC Corp. Bylaws could be amended.

        The holders of CIFC Corp.'s common stock have additional rights under the DGCL by virtue of the fact that CIFC Corp. is organized as a Delaware corporation under the DGCL. Currently, these additional rights may not be amended or altered by the CIFC Corp. Charter, the CIFC Corp. Bylaws or any other action by CIFC Corp., its board of directors or its stockholders. In order to provide holders of shares of CIFC LLC with rights substantially similar to the rights provided to them by the DGCL, certain provisions of the LLC Agreement were drafted to incorporate the additional rights that stockholders of CIFC Corp. have pursuant to the DGCL (the "DGCL-Implementing Provisions"). The DGCL-Implementing Provisions in the LLC Agreement may be amended, but only if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the shareholders entitled to vote on the proposed amendment approve such amendment; provided, however, that notwithstanding the foregoing, if the board of directors of CIFC LLC determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in the LLC Agreement (whether as a result of the development in jurisprudence or otherwise) (a "New Implementation"), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended.

        The remaining provisions of the LLC Agreement that are not expressly designated as Charter Provisions, Bylaw Provisions or DGCL-Implementing Provisions and that include provisions that are commonly included in LLC Agreements, may be amended if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) the holders of a majority of outstanding shares entitled to vote on the proposed amendment approve such amendment.

        Neither the board of directors of CIFC Corp. nor any committee thereof, pursuant to the DGCL, could amend the provisions of the CIFC Corp. Charter except to change the registered office or registered agent of CIFC Corp. and to change the name of the corporation. The LLC Agreement provides that the CIFC LLC board of directors and any committee thereof (to the extent such committee shall be empowered to exercise all of the authority of the board of directors in accordance with the LLC Agreement) may amend the LLC Agreement without the approval of the CIFC LLC shareholders or any other person, under the following circumstances:

  •
  to change the name of CIFC LLC or its registered agent or registered office;

  •
  to impose restrictions on the transfer of shares, under certain circumstances, to avoid a significant risk of CIFC LLC becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes;

  •
  to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or otherwise to preserve or achieve uniformity of the shares (or any portion or class or series thereof);

  •
  to reflect any amendment to Section 145 of the DGCL or the amendment or addition of any other provisions of the DGCL relating to indemnification and advancement of expenses, under certain circumstances;

  •
  to reflect any change determined by the CIFC LLC board of directors to be necessary and appropriate in the event that a provision of the DGCL or the LLC Act is enacted, amended or revoked;

  •
  pursuant to any writing approved by the CIFC LLC board of directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of a series of preferred shares;

  •
  if any term or provision of the LLC Agreement is determined, in a final and nonappealable order, to be illegal or invalid for any reason, to adopt any amendment to the LLC Agreement that the CIFC LLC board of directors determines is necessary or appropriate so as to give effect to the order and, as closely as possible in a manner acceptable to the CIFC LLC board of directors, effect the intent that the LLC Agreement govern CIFC LLC in a manner that is substantially similar to the governance of CIFC Corp. in effect immediately prior to the effective time of the merger;

  •
  to qualify or continue the qualification of CIFC LLC as a limited liability company under the laws of any state or to ensure that CIFC LLC and any of its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

  •
  to address changes in U.S. federal income tax regulations, legislation or interpretation;

  •
  to the extent it does not adversely affect the CIFC LLC shareholders considered as a whole or the CIFC LLC shareholders holding any particular class or series of shares as compared to CIFC LLC shareholders holding any other classes or series of shares in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the LLC Act), (ii) facilitate the trading of shares (including the division of any class or series of outstanding shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of shares) or comply with any rule, regulation, guideline or requirement of any exchange registered with the SEC under Section 6(a) of the Exchange Act on which the shares are or will be listed, or (iii) effect the intent expressed in this proxy/prospectus or the intent of the provisions of the LLC Agreement;

  •
  to effect a change in the fiscal year or taxable year of CIFC LLC and any other changes that the CIFC LLC board of directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of CIFC LLC;

  •
  to effect the conversion of CIFC LLC from a Delaware limited liability company to a Delaware limited partnership and other changes that the CIFC LLC board of directors determines to be necessary or appropriate in connection therewith; and

  •
  to correct any provision of the LLC Agreement that, as a result of a typographical error or other inaccuracy, does not implement the parties' intent that the LLC Agreement govern the Company in a manner substantially similar to the way CIFC Corp. was governed immediately prior to the merger.

Dividends/Distributions

        CIFC Corp.     Subject to the requirements of applicable law, the board of directors of CIFC Corp. may declare and pay dividends upon shares of its stock and the corporation may purchase its own shares of stock or redeem any shares of its stock that are redeemable. To the extent a dividend is paid or stock is purchased or redeemed in a manner that violates applicable law, the directors are liable to the corporation for the funds wrongfully distributed by them, and, if a director is so liable, such director is subrogated to the rights of the corporation against stockholders who received such dividend or payment with knowledge that it was unlawful.

        CIFC LLC.     The requirements for CIFC LLC to declare and pay a distribution or to purchase or redeem any of its shares under the LLC Act and the LLC Agreement are substantially similar to the requirements for CIFC Corp. To the extent a distribution to a CIFC LLC shareholder is made that violates applicable law, the shareholder may be obligated to repay any funds wrongfully distributed to it if the shareholder had actual knowledge that the distribution was unlawful.

Merger/Conversion

        CIFC Corp.     Under the DGCL, in order for CIFC Corp. to merge with another entity or convert into another form of organization, the board of directors of CIFC Corp. must adopt a resolution declaring the action advisable and the requisite votes of CIFC Corp.'s stockholders must be obtained.

        CIFC LLC.     The LLC Agreement provides that CIFC LLC may merge with another entity or convert into another form of organization in a substantially similar manner as CIFC Corp., except that, (1) the CIFC LLC board of directors may, in its discretion, effect the conversion of CIFC LLC from a Delaware limited liability company to a Delaware limited partnership without CIFC LLC shareholder approval; and (2) if the CIFC LLC board of directors determines that it is no longer in the interests of CIFC LLC to continue as a partnership for U.S. federal income tax purposes, the CIFC LLC board of directors may elect to treat CIFC LLC as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes and may, at its option, effect such change in tax treatment by authorizing a merger or conversion or other transaction under applicable law without CIFC LLC shareholder approval.

Dissolution

        CIFC Corp.     Under Section 275 of the DGCL, a Delaware corporation may be dissolved if (i) a majority of the entire board of directors adopts a resolution declaring the dissolution advisable, (ii) the dissolution is approved by the holders of a majority of the outstanding stock entitled to vote on the dissolution, and (iii) a certificate of dissolution is filed with the Secretary of State of the State of

Delaware. Alternatively, a Delaware corporation may be dissolved without action of the board of directors if all of the stockholders entitled to vote on the dissolution consent in writing and a certificate of dissolution is filed with the Secretary of State of the State of Delaware.

        Following the dissolution, the corporation shall be continued for limited purposes during a three-year winding up period. Upon dissolution, following the payment of the corporation's creditors and obligations and the provision for future claims, the remaining assets are distributed to the stockholders of the corporation.

        A corporation may revoke a voluntary dissolution prior to the expiration of the three-year winding up period if (i) a majority of the board of directors adopts a resolution recommending that the dissolution be revoked, (ii) the revocation is approved by the holders of a majority of the stock which was outstanding at the time of the dissolution and was entitled to vote on the dissolution, and (iii) a certificate of revocation of dissolution is filed with the Secretary of State of the State of Delaware.

        CIFC LLC.     The LLC Agreement provides that CIFC LLC may be dissolved in a substantially similar manner as CIFC Corp. may be dissolved under Section 275 of the DGCL (other than filing a certificate of dissolution, which is not a certificate to be filed by a limited liability company under the LLC Act). In addition, the LLC Agreement provides that CIFC LLC may also be dissolved if (i) at any time there are no shareholders unless CIFC LLC is continued without dissolution as permitted by the LLC Act, or (ii) upon the entry of a decree of judicial dissolution of CIFC LLC under Section 18-802 of the LLC Act.

        Following its dissolution, CIFC LLC will continue to exist for purposes of winding up the affairs of CIFC LLC and, upon completion of the winding up, a certificate of cancellation is filed with the Secretary of State of the State of Delaware. Upon dissolution, the CIFC LLC board of directors will select a liquidating trustee to exercise the powers of the board of directors necessary or appropriate to complete the winding up of CIFC LLC and the liquidating trustee shall use its best efforts to complete the winding up within three years from the date of dissolution, but it is possible that winding up the affairs of CIFC LLC may take longer than three years. Following satisfaction of CIFC LLC's creditors and obligations and liabilities, the remaining assets of CIFC LLC will be distributed to its shareholders in accordance with the terms of the LLC Agreement.

        Pursuant to Section 18-806 of the LLC Act, a limited liability company shall not be dissolved and its affairs not wound up if, prior to the filing of the certificate of cancellation with the Secretary of State of the State of Delaware, the dissolution of the limited liability company is revoked and the limited liability company is continued pursuant to the affirmative vote of all remaining shareholders of the limited liability company.

Distributions upon Dissolution

        CIFC Corp.     Pursuant to the CIFC Corp. Charter, in the event of a dissolution of CIFC Corp., after payments to claimants and preferred stockholders, if any, the holders of CIFC Corp.'s common stock shall share ratably on a share-for-share basis in all distributions of assets of CIFC Corp.

        CIFC LLC.     The provisions of the LLC Agreement with respect to distributions upon dissolution of CIFC LLC are substantially similar to such provisions in the CIFC Corp. Charter.

Derivative Actions

        CIFC Corp.     Under the DGCL, a creditor of a corporation does not have standing to bring a derivative action against the corporation unless the corporation is insolvent.

        CIFC LLC.     Under the LLC Act, a creditor of a limited liability company does not have standing to bring a derivative action against a limited liability company even if it is insolvent.

Deadlocks

        CIFC Corp.     Under Section 226 of the DGCL, the Court of Chancery of the State of Delaware, upon application of any stockholder of the corporation, may appoint a custodian or receiver of the corporation in certain circumstances, including certain deadlocks among the stockholders or directors or if the corporation has abandoned its business and failed within a reasonable amount of time to take steps to dissolve, liquidate or distribute its assets.

        CIFC LLC.     Neither the LLC Act nor the LLC Agreement includes a provision similar to Section 226 of the DGCL addressing deadlocks or the abandonment of the company's business. Section 18-802 of the LLC Act, however, provides that the Court of Chancery of the State of Delaware, upon application of any member or manager of the limited liability company, may decree dissolution of the limited liability company whenever it is not reasonably practicable to carry on the business in conformity with the LLC Agreement.

Attachment of Shares

        CIFC Corp.     Under Section 342 of the DGCL, a stockholder's creditors may attach its shares of the corporation, and such attached shares, upon order of the court from which the attachment process was issued, may be sold at public sale to the extent sufficient to satisfy the creditor's debt.

        CIFC LLC.     Under Section 18-703 of the LLC Act, on application by a judgment creditor of a shareholder, a court having jurisdiction may charge the shares of the limited liability company held by the shareholder to satisfy the judgment. To the extent so charged, the judgment creditor only has the right to receive any distribution on the shares to which the shareholder would have otherwise been entitled and the judgment creditor may not attach, sell or otherwise exercise any management rights related to the charged shares.

Limited Power of Attorney

        CIFC LLC.     In order to provide CIFC LLC's board of directors and management with the power to take certain actions that they are currently able to do in the corporate context with respect to CIFC Corp., the LLC Agreement provides that each CIFC LLC shareholder, in its capacity as a shareholder of CIFC LLC, irrevocably appoints each director, officer and liquidating agent, if one has been appointed, of CIFC LLC as its attorney-in-fact with full power of attorney only under the circumstances listed below.

  To execute and record in the appropriate public offices:

  •
  all certificates, documents and other instruments necessary or appropriate to form, qualify or continue the existence or qualification of CIFC LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

  •
  all certificates, documents and other instruments necessary or appropriate to reflect any amendment, change, modification or restatement of the LLC Agreement adopted in accordance with its terms;

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  all certificates, documents and other instruments necessary or appropriate to reflect the dissolution, winding up and termination of CIFC LLC pursuant to the terms of the LLC Agreement;

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  all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any CIFC LLC shareholder pursuant to the LLC Agreement;

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  all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of shares representing a limited liability company interest in CIFC LLC issued pursuant to the LLC Agreement;

  •
  all certificates, documents and other instruments relating to a merger, consolidation or conversion of CIFC LLC adopted in accordance with the LLC Agreement; and

  •
  execute and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the CIFC LLC shareholders under the LLC Agreement or that is consistent with the terms of the LLC Agreement or (B) effectuate the terms or intent of the LLC Agreement.

Taxation

        For a discussion of the differences in taxation between CIFC Corp. and CIFC LLC, see the section titled "Material U.S. Federal Income Tax Considerations."

 LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The LLC Agreement provides that CIFC LLC shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as if CIFC LLC were a Delaware corporation and the applicable indemnitee were a director or officer of a Delaware corporation) its directors and officers and any person who, while a director or officer of CIFC LLC, is or was serving at the request of CIFC LLC as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise against all liability suffered (including, without limitation, any judgments, fines, excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys' fees and disbursements), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, hearing or other proceeding, whether civil, criminal, legislative, administrative or investigative in nature, including a proceeding by any self-regulatory body, in which such person may be involved or with which such person may be threatened, by reason of the fact that he or she is or was, at any time during which the indemnification provisions of the LLC Agreement are in effect or any time prior thereto (whether or not such person continues to serve in such capacity at the time any indemnification pursuant thereto is sought or at the time any proceeding relating thereto is pending), a director or officer of CIFC LLC, or while serving as a director or officer is or was serving, or is alleged to have been serving, at the request of CIFC LLC as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise; provided, however, that except as to actions against CIFC LLC to enforce indemnification rights, CIFC LLC will indemnify any director or officer seeking indemnification in a proceeding initiated by such person only if the proceeding was authorized by the board of directors.

        The foregoing statement is a summary of provisions set forth in the LLC Agreement, which is attached as Annex B.

SHAREHOLDERS AGREEMENT WITH DFR HOLDINGS

        In connection with the Reorganization Transaction, CIFC LLC will enter into a Shareholders Agreement with DFR Holdings that will be substantially similar to the Third Amended and Restated Stockholders Agreement by and between CIFC Corp. and DFR Holdings. Pursuant to the Shareholders Agreement, the board of directors of CIFC LLC will nominate, or cause to be nominated, and recommend for election, and DFR Holdings will take all necessary action to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders for the election of directors, the following persons will be elected to the board of directors:

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  six directors designated by DFR Holdings;

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  CIFC LLC's then serving Chief Executive Officer;

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  three individuals who qualify as independent directors pursuant to the Shareholders Agreement and applicable NASDAQ Listing Rules recommended by the Nominating Committee; and

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  one director designated by the Nominating Committee of the board of directors of CIFC LLC.

        DFR Holdings has currently waived the provision that requires the size of the board of directors to be set at eleven under the Third Amended and Restated Stockholders Agreement by and between CIFC Corp. and DFR Holdings.

        DFR Holdings holds over 50% of the outstanding common stock of CIFC Corp., and, following the Reorganization Transaction, will hold over 50% of the outstanding common shares of CIFC LLC, thereby allowing CIFC LLC to elect to become a "controlled company" as defined by Rule 5615(c) of the NASDAQ Listing Rules. As a result, CIFC LLC will be exempt from substantially all corporate governance and independence requirements other than those related to the Audit Committee of the board of directors. Pursuant to the Shareholders Agreement, CIFC LLC must elect to be a "controlled company" for so long as DFR Holdings holds over 50% of the outstanding shares of CIFC LLC. DFR Holdings will take all action necessary for CIFC LLC to be treated as a "controlled company" (other than not transferring shares) and make all necessary filings and disclosures associated with such status. As such, CIFC LLC will not be required to have a majority of independent directors.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following description of the material U.S. federal income tax consequences of the merger and the Reorganization Transaction and the ownership and disposition of shares of CIFC LLC is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently available and in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect. This discussion, to the extent it states matters of U.S. federal tax law or legal conclusions and subject to the qualifications herein, represents the opinion of Simpson Thacher. Such opinion is based in part on facts described herein and on various other factual assumptions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, representations or determinations could adversely affect such opinion. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such a challenge. This description assumes that shares of CIFC Corp.'s common stock are held as capital assets for U.S. federal income tax purposes, and that common shares of CIFC LLC will be held as capital assets for U.S. federal income tax purposes following the merger and the Reorganization Transaction. This description is not intended to be a complete description of all of the U.S. federal income tax consequences of the merger, the Reorganization Transaction and the ownership and disposition of the shares of CIFC LLC. In addition, except as specifically set forth below, this description does not discuss any state, local or foreign income tax, estate tax or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of CIFC Corp. common stock or shares of CIFC LLC in light of its personal circumstances, or to holders of CIFC Corp. common stock or shares of CIFC LLC that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

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  dealers in securities or foreign currencies;

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  banks or other financial institutions;

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  insurance companies;

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  tax-exempt organizations (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Unrelated Business Taxable Income");

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  non-U.S. holders (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Non U.S. Holders" and "U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction");

  •
  persons who are subject to the alternative minimum tax (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Alternative Minimum Tax");

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  persons that hold their CIFC Corp. common stock (or will hold shares of CIFC LLC) as part of a hedge, straddle, or constructive sale;

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  persons whose functional currency is not the U.S. dollar;

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  real estate investment trusts;

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  certain U.S. expatriates;

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  estates and trusts;

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  S corporations;

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  mutual funds (except to the extent discussed in "U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Mutual Fund Holders");

  •
  persons who are, or who hold their CIFC Corp. common stock (or will hold shares of CIFC LLC) through, partnerships or other pass-through entities; or

  •
  holders of options granted by CIFC Corp. (or by CIFC LLC) or persons who acquired CIFC Corp. common stock (or shares of CIFC LLC) as compensation.

        The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds CIFC Corp. common stock (or will hold shares of CIFC LLC) generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold CIFC Corp. common stock or will hold shares of CIFC LLC and such partnerships should consult their tax advisors.

        As used below, a "U.S. holder" is a beneficial holder of shares of CIFC LLC, or CIFC Corp. common stock, as applicable, and who is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, which either (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The term "non-U.S. holder" means a beneficial owner of shares of CIFC LLC or CIFC Corp. common stock, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term "holders" includes both a U.S. holder and a non-U.S. holder.

        The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the merger and the Reorganization Transaction and the ownership and disposition of shares of CIFC LLC, including the applicability and effect of U.S. federal, state and local or foreign income and other tax laws to your particular circumstances.

U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction

  General

        The following is a description of the material anticipated U.S. federal income tax consequences of the merger and the Reorganization Transaction. Although the merger is, for state law purposes, a merger of CIFC Merger Corp. with and into CIFC Corp., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your CIFC Corp. common stock to CIFC LLC in exchange for shares of CIFC LLC. Except as described below with respect to the distribution of assets by CIFC Corp., you are not expected to recognize any taxable gain or loss on the exchange of common stock of CIFC Corp. for shares of CIFC LLC for U.S. federal income tax purposes. Simpson Thacher has acted as our tax counsel in connection with the merger and Reorganization Transaction and is of the opinion that, on the basis of certain facts, representations and assumptions, the merger will qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC under Section 721 of the Code. The obligations of CIFC Corp. and CIFC Merger Corp. to complete the merger are conditioned on the receipt by CIFC Corp. of an opinion from Simpson Thacher that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC within the meaning of Section 721 of the Code. In rendering that opinion, Simpson Thacher will rely upon certain representations from us, including those contained in customary tax representation letters. The income tax consequences summarized below are based on the assumption that the merger will qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC.

        Notwithstanding the tax-deferred treatment of the merger, the distribution of certain assets by CIFC Corp. to CIFC LLC as part of the Reorganization Transaction will be treated as a taxable distribution equal to the fair market value of the assets distributed. See "—U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction" below for a discussion of certain tax consequences relevant to you in light of the taxable distribution.

        No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the merger or the Reorganization Transaction. Moreover, the opinions of Simpson Thacher described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

U.S. Federal Income Tax Consequences of the Merger to CIFC Corp. and Holders of CIFC Corp. Common Stock

        As a result of the treatment of the merger as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC under Section 721 of the Code, you will not recognize any taxable gain or loss with respect to the exchange of CIFC Corp. common stock for shares of CIFC LLC in the merger. Your initial aggregate U.S. federal income tax basis and holding period in the shares of CIFC LLC you receive will reflect your tax basis and holding period in the shares of CIFC Corp. common stock surrendered in exchange therefor. No taxable gain or loss will be recognized by CIFC Corp. as a result of the merger.

U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Contribution of CIFC Financial Common Stock to CIFC LLC

        It is a condition to consummation of the merger that CIFC Corp. receives an opinion of counsel that the merger will qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC under the provisions of Section 721 of the Code, but this opinion will not be binding upon the IRS or the courts. If the merger fails to qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC, then, for U.S. federal income tax purposes, you would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the shares of CIFC LLC you receive in the merger, and (ii) your adjusted U.S. federal income tax basis in your shares of CIFC Corp. common stock exchanged therefor. If the merger fails to qualify as a tax-deferred contribution of CIFC Corp. common stock to CIFC LLC under Section 721 of the Code, neither CIFC Corp. nor CIFC LLC should recognize taxable gain or loss as a result of the merger.

U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction

        In connection with the Reorganization Transaction, certain assets will be distributed by CIFC Corp. to CIFC LLC as described under "Reorganization Transaction; Organizational Structure." CIFC Corp.

will recognize taxable gain, but not loss, on the distribution to the extent the fair market value of any asset distributed exceeds its adjusted tax basis in such asset.

        For U.S. federal income tax purposes the distribution will be treated as a taxable distribution equal to the fair market value of the assets distributed, and will be taxable as a dividend to CIFC LLC to the extent paid out of CIFC Corp.'s current or accumulated earnings and profits. As a holder of CIFC LLC shares, you will be allocated any such dividend income pro rata in accordance with your interest in CIFC LLC. If you are a U.S. holder, such dividend income will generally be includable in your gross income as ordinary income, and will generally be subject to reduced rates of taxation if you are a non-corporate U.S. holder. If you are a non-U.S. holder, you will generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate provided by an applicable tax treaty) on the amount of any dividend income allocated to you. See "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Qualified Dividends and Certain Capital Gains" and "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Non-U.S. Holders" below.

        If the distribution amount exceeds CIFC Corp.'s current or accumulated earnings and profits, it is possible that CIFC LLC will have taxable gain allocable to you as a holder of CIFC LLC shares. The amount and allocation of such taxable gain will be determined separately for each holder by treating that holder's pro rata portion of the excess distribution as (a) a nontaxable return of capital, up to that holder's tax basis in the CIFC Corp. stock surrendered for CIFC LLC shares, and then (b) taxable capital gain allocable to that holder up to the amount of any remainder (so the gain will be allocated to the you as a holder of CIFC LLC shares to reflect your relative tax basis in the CIFC Corp. stock surrendered, rather than pro rata). You may not receive a cash distribution from CIFC LLC to cover your tax liability associated with the Reorganization Transaction.

        CIFC LLC intends to request information from you regarding your tax basis in the CIFC Corp. stock surrendered for CIFC LLC shares. You will need to provide this information in order for CIFC LLC to calculate any taxable capital gain allocable to you as a result of the distribution. CIFC LLC will assume a zero carryover basis if you do not provide this information, which may result in higher taxable gain allocated to you than if you had otherwise provided this information.

        The distribution will not give rise to UBTI if you are a tax-exempt holder and your interest in CIFC LLC is not subject to "acquisition indebtedness." However, tax-exempt holders may realize UBTI in the future as a result of holding shares of CIFC LLC, as discussed below under "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC—Tax-Exempt Holders."

        You are urged to consult your tax advisor regarding the specific tax consequences to you of the merger and the Reorganization Transaction.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of CIFC LLC

        The following discussion addresses the U.S. federal income tax consequences to you if the Reorganization Transaction is consummated and you hold shares of CIFC LLC.

Classification of CIFC LLC

        As a condition to consummation of the merger, CIFC Corp. will receive an opinion of Simpson Thacher to the effect that CIFC LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. The opinion of Simpson Thacher will be based on various assumptions and representations relating to CIFC LLC's organization, operation, assets, activities and income (including our ability to satisfy the qualifying income exception), including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement/prospectus are completed in a timely fashion and that CIFC LLC, at all times, has operated and will continue to operate in accordance with the method of operation described in its organizational documents and this proxy statement/prospectus, and is conditioned upon factual representations and covenants regarding CIFC LLC's organization, assets, income, and present and future conduct of its activities and operations, and assumes that such representations and covenants are accurate and complete. This opinion will be based solely on current law and will not take into account any proposed or potential changes in law, which may be enacted with retroactive effect.

        No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this proxy statement/prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of the shares of CIFC LLC, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

        While CIFC LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in CIFC LLC's circumstances, no assurance can be given by Simpson Thacher or CIFC LLC that it will so qualify for any particular year. Simpson Thacher will have no obligation to advise CIFC LLC or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. CIFC LLC's taxation as a partnership will depend on its ability to meet, on a continuing basis, through actual operating results, the "qualifying income exception" (as described below), the compliance with which will not be reviewed by Simpson Thacher on an ongoing basis. Accordingly, no assurance can be given that the actual results of CIFC LLC's operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        If, for any reason (including CIFC LLC's failure to meet the qualifying income exception), CIFC LLC were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, CIFC LLC would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates, without deduction for any distributions to you, thereby materially reducing the amount of any cash available for distribution to you. Distributions made to you would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of your tax basis in the shares, or as taxable capital gain, after your basis is reduced to zero. In addition, in the case of non-U.S. holders, income that we receive with respect to investments may be subject to a higher rate of U.S. withholding tax. Accordingly, treatment as a corporation could materially reduce your after-tax return and thus could result in a substantial reduction of the value of the shares.

        Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that, after the Reorganization Transaction, CIFC LLC will be treated as a publicly traded partnership.

        If 90% or more of the income of a publicly traded partnership during each taxable year consists of "qualifying income" and the partnership would not be included in the definition of regulated investment company, or RIC, in Section 851(a) of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes, or the "qualifying income exception."

Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the conduct of a trade or business or is based, directly or indirectly, on the income or profit of any person.

        We believe CIFC LLC will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge CIFC LLC's compliance with the qualifying income requirements and, therefore, assert that it is taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to you would likely be reduced materially. The income tax consequences summarized below are based on the assumption that CIFC LLC will satisfy the qualifying income exception and will be taxed as a partnership or U.S. federal income tax purposes.

        If at the end of any taxable year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments (including adjustments with respect to our partners) or to pay such amounts as are required by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

Taxation of Holders of Shares on CIFC LLC's Profits and Losses

        By reason of its taxation as a partnership for U.S. federal income tax purposes, CIFC LLC will not be subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of CIFC LLC's income, gain, loss, deduction and credit for the taxable year of CIFC LLC ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of CIFC LLC in a particular taxable year could exceed the cash distributions to you. See "—Non-Cash Income from CIFC LLC's Investments." The characterization of an item of CIFC LLC's income, gain, loss, deduction or credit generally will be determined at the CIFC LLC level (rather than at the shareholder level).

Allocation of Profits and Losses

        For each fiscal year of CIFC LLC, items of income, gain, loss, deduction or credit recognized by CIFC LLC will be allocated, for U.S. federal income tax purposes, among the holders of shares in accordance with the LLC Agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in CIFC LLC. Such items that are attributable to the difference between the tax basis and fair market value of assets contributed to CIFC LLC will be allocated in a manner that reflects such difference, as discussed above under "—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction." If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the LLC Agreement.

        In general, taxable income and losses of CIFC LLC will be determined and apportioned among transferors and transferees using conventions we regard as consistent with applicable law. As a result, if a holder transfers its shares, such holder may be allocated income, gain, loss and deduction realized by CIFC LLC after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by CIFC LLC prior to the date of the transferee's acquisition of CIFC LLC shares.

        Although Section 706 of the Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that CIFC LLC's allocation method complies with its requirements. If CIFC LLC's convention were not permitted, the IRS might contend that CIFC LLC's taxable income or losses must be reallocated among the investors. If such a contention were sustained, a holder's respective tax liabilities would be adjusted to its possible detriment. The board of directors is authorized to revise CIFC LLC's method of allocation between transferors and transferees (as well as among investors whose interests otherwise vary during a taxable period).

Tax Accounting Positions

        Because we cannot match transferors and transferees of our shares, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our holders. It could also affect the timing of these tax benefits or the amount of gain on the sale of our shares and could have a negative impact on the value of our shares or result in audits of and adjustments to our holders' tax returns.

Adjusted U.S. Federal Income Tax Basis of Shares

        Your initial U.S. federal income tax basis in the shares received in the merger generally will be equal to your aggregate adjusted U.S. federal tax basis in your shares of CIFC Corp. common stock that are exchanged in the merger and generally will be increased by your allocable share of items of income and gain of CIFC LLC (including income or gain arising from the distribution of certain assets by CIFC Corp. to CIFC LLC in connection with the Reorganization Transaction). Although you may have different U.S. federal income tax bases in your CIFC Corp. stock because you acquired stock at different prices, you will have a single U.S. federal income tax basis in your shares. Your adjusted U.S. federal income tax basis in the shares generally will be increased by items of your allocable share of the taxable income and gain of CIFC LLC and will be decreased by your allocable share of items of loss and deduction of CIFC LLC, the amount of cash distributed to you and CIFC LLC's adjusted U.S. federal income tax basis in property (other than cash) distributed to you by CIFC LLC. Moreover, your adjusted U.S. federal income tax basis will include your allocable share of CIFC LLC's liabilities, if any, and a reduction of your allocable share of such liabilities will be treated as a cash distribution to you.

        For U.S. federal income tax purposes, you generally will be allowed to deduct your allocable share of losses (if any) of CIFC LLC only to the extent of your adjusted U.S. federal income tax basis in your shares at the end of the taxable year in which the losses occur. To the extent your allocable share of CIFC LLC's losses is not allowed because you had insufficient adjusted U.S. federal income tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted U.S. federal income tax basis in your shares in subsequent taxable years. See "—Limitation on Deductibility of Certain CIFC LLC's Losses" below.

Treatment of Distributions

        For U.S. federal income tax purposes, distributions by CIFC LLC generally will not be taxable to you to the extent of your adjusted U.S. federal income tax basis in your shares. Instead, such distributions will reduce, but not below zero, your adjusted U.S. federal income tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted U.S. federal income tax basis in your shares, the excess will be taxable to you as gain from a sale or exchange of shares (as described in "—Disposition of Interest" below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder's allocable share of the liabilities of CIFC LLC, and certain distributions of marketable securities by CIFC LLC, will be treated as cash distributions for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Shares

        For U.S. federal income tax purposes, a sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of the indebtedness, if any, of CIFC LLC) and your adjusted U.S. federal income tax basis in your shares (as described in "—Adjusted U.S. Federal Income Tax Basis of Shares" above). Your adjusted U.S. federal income tax basis will generally be adjusted for this purpose by your allocable share of CIFC LLC's taxable income or loss for the year in which such sale or other disposition occurs. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares of CIFC LLC exceeds one year. However, a portion of your amount realized, whether or not representing gain, will be treated as ordinary income under the Code to the extent attributable to your allocable share of certain "inventory" items and "unrealized receivables" of CIFC LLC as prescribed in Section 751 of the Code. This would include unremitted earnings and profits of any CFC held by CIFC LLC although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code. Holders are urged to consult their tax advisors regarding special holding period rules that may be applicable to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

        If you dispose of shares at a time when CIFC LLC holds stock in a PFIC that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by CIFC LLC. See "—Taxation of Non-U.S. CLO Issuers—PFICs" for a discussion of the tax treatment applicable to a disposition of stock of a PFIC that is not a QEF.

Limitation on Deductibility of Capital Losses

        If you are an individual, any capital losses generated by CIFC LLC (or upon a disposition of shares) generally will be deductible for U.S. federal income tax purposes only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by CIFC LLC (or upon a disposition of shares) generally will be deductible for U.S. federal income tax purposes to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain CIFC LLC's Losses

        Your deduction of your share of CIFC LLC's losses will be limited to your tax basis in your shares and, if you are an individual or corporate holder that is subject to the "at risk" rules, to the amount for which you are considered to be "at risk" with respect to CIFC LLC's activities, if that is less than your tax basis. The amount for which a holder is "at risk" with respect to its interest generally is equal to its adjusted U.S. federal income tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) other than amounts borrowed from persons who have a proprietary interest in CIFC LLC and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder's allocable share of CIFC LLC's losses is not allowed because the holder has an insufficient amount at risk in CIFC LLC, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder's at risk amount in subsequent years.

        It is not expected that CIFC LLC will generate any material amount of income or losses from "passive activities" for purposes of Section 469 of the Code. Accordingly, you generally will not be able to offset income allocated by CIFC LLC to you by your passive activity losses from other activities, and you generally will not be able to use losses allocated to you by CIFC LLC to offset your passive activity income. In addition, other provisions of the Code may limit or disallow any deduction for losses by you or deductions associated with certain assets of CIFC LLC in certain cases. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses under applicable sections of the Code.

Mutual Fund Holders

        U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income test and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in the shares for purposes of these tests will depend on whether CIFC LLC will be treated as a "qualified publicly traded partnership." If CIFC LLC is so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from the shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more "qualified publicly traded partnerships" is limited to 25% of the RIC's total assets. If, however, CIFC LLC is not treated as a "qualified publicly traded partnership," then the relevant assets are the RIC's allocable share of the underlying assets held by CIFC LLC and the relevant gross income is the RIC's allocable share of the underlying gross income earned by CIFC LLC. However, the 25% limitation on a RIC's ability to invest in the securities of "qualified publicly traded partnerships" would not apply. CIFC LLC will qualify as a "qualified publicly traded partnership" if it derives less than 90% of its income from sources that are qualifying income for purposes of the RIC 90% gross income test. We anticipate that CIFC LLC will not be treated as a "qualified publicly traded partnership." However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided as to whether we will be treated as a "qualified publicly traded partnership" in any particular year. RICs should consult their own tax advisors regarding an investment in the shares.

Investment Interest Limitation

        For U.S. federal income tax purposes, individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of CIFC LLC's "investment interest" (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder's net investment income for the taxable year. A holder's net investment income generally is the excess, if any, of the holder's investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as "qualified dividend income" that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

        To the extent that your allocable share of CIFC LLC's investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of the shares, you should consult your tax advisors regarding the allocation of such interest among the assets of CIFC LLC. Since the amount of a holder's allocable share of CIFC LLC's investment interest that is subject to this limitation will depend on the holder's aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which CIFC LLC's investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

        For U.S. federal income tax purposes, an individual, estate or trust may deduct so-called "miscellaneous itemized deductions," which include fees and other expenses of CIFC LLC, only to the extent that such deductions, in the aggregate, exceed 2% of the holder's adjusted gross income. Additionally, in the case of individuals whose adjusted gross income exceeds a specified amount, miscellaneous itemized deductions in excess of the 2% threshold, when combined with certain of the individual taxpayer's other itemized deductions, generally will be reduced by the lesser of (i) 3% of the holder's adjusted gross income in excess of a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. The amount of a holder's allocable share of such expenses that is subject to this disallowance rule will depend on the holder's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to CIFC LLC likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by CIFC LLC.

        Organizational expenses of CIFC LLC are not currently deductible, but may be amortized ratably over a period of 15 years. Syndication expenses of CIFC LLC (i.e., expenditures made in connection with the marketing and issuance of shares) must be capitalized and are neither deductible nor amortizable.

Tax Elections

        Under Section 754 and other related Sections of the Code, CIFC LLC is permitted to elect to have the U.S. federal income tax basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in CIFC LLC by sale or exchange or as a result of the death of a holder. Pursuant to the terms of the LLC Agreement, our tax matters partner, which will be an affiliate of CIFC LLC, in its sole discretion, is authorized to, and currently intends to, make such election. Such an election may or may not be made with respect to any lower-tier partnerships owned by CIFC LLC. Such an election, if made, can be revoked only with the consent of the IRS. CIFC LLC also will be required to reduce its U.S. federal income tax basis in its assets in connection with certain redemptions and dispositions of shares.

        The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to CIFC LLC, we will apply certain conventions in determining and allocating U.S. federal income tax basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different U.S. federal income tax basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of CIFC LLC is allocated to certain holders of shares. Moreover, in this case, the fungibility of shares could be adversely affected since a purchase of Shares from a holder with a higher U.S. federal income tax basis with respect to the assets of CIFC LLC could be considered more desirable than from a holder with a lower U.S. federal income tax basis with respect to such assets.

Nature of Our Business Activities

        CIFC LLC intends to invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) securities of CLO issuers, including non-U.S. CLO issuers which may be classified as CFCs or PFIC; and (ii) credit funds, separately managed accounts and other-loan based products. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of CIFC LLC's intended business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain or "qualified dividend income" into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (vi) adversely alter the tax characterization of certain complex financial transactions.

        The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

        Interest income derived by CIFC LLC generally will be qualifying income for purposes of the qualifying income exception for publicly traded partnerships provided the income is not derived from the conduct of a trade or business and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes "the conduct of a trade or business" in this context, we believe that CIFC LLC's proposed investment activities will not constitute the conduct of a trade or business for purposes of the qualifying income exception. To ensure that our activities are not so treated, CIFC LLC does not intend to originate loans either directly or indirectly through our Manager or any affiliate as an agent. Any loan origination activity will occur in a corporate subsidiary. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of CIFC LLC's interest income is related to the conduct of a trade or business, in which case such interest income would not be treated as qualifying income for the qualifying income exception and CIFC LLC would most likely fail to qualify for that exception. CIFC LLC intends to conduct its operations so that all, or substantially all, of its interest income is qualifying income for purposes of the qualifying income exception.

Qualified Dividends and Certain Capital Gains

        Dividends and capital gains earned by CIFC LLC generally will be qualifying income for purposes of the qualifying income exception. For U.S. federal income tax purposes certain long-term capital gains received by non-corporate taxpayers may be subject to reduced rates of taxation. Subject to the discussion under "—Disposition of Interest," and "—Taxation of Non-U.S. CLO Issuers," the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. In addition, with respect to U.S. holders who are individuals, certain dividends paid by a corporation, including certain qualified foreign corporations, to us may be subject to reduced rates of taxation ("qualified dividend income"). A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States. A foreign corporation is also treated as a qualified corporation on shares that are readily tradable on an established securities market in the United States. Dividend income received by CIFC LLC from CIFC Corp. that is allocated to a non-corporate holder of shares generally should be treated as qualified dividend income. It is not expected that CIFC LLC will earn significant amounts of capital gains or qualified dividend income.

Reporting of Income from Non-U.S. Entities

        In connection with the Reorganization Transaction, CIFC Corp. will distribute interests in non-U.S. CLO issuers to CIFC LLC. Certain of the non-U.S. CLO issuers held by CIFC LLC will be treated as corporations for U.S. federal income tax purposes. In the future, CIFC LLC may conduct additional CLO securitizations through non-U.S. CLO issuers that are treated as corporations for U.S. federal income tax purposes. In addition, CIFC LLC may directly or indirectly own equity interests in non-U.S. entities that are treated as corporations for U.S. federal income tax purposes that are not CLO issuers. It is possible that one or more of these non-U.S. entities may be CFCs or PFICs. The rules applicable to an investment in non-U.S. entities are complex, thus, you are urged to consult your tax advisors in this regard.

        CFCs.     A non-U.S. entity will be treated as a CFC if it is treated as a non-U.S. corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity, is owned, within the meaning of Section 958(a) of the Code, or is treated as owned by reason of applying the attribution rules of ownership of Section 958(b) of the Code, by U.S. Shareholders (as defined below) on any day during the taxable year of such non-U.S. entity.

        For purposes of this discussion, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (within the meaning of Section 957(c) of the Code) that owns (within the meaning of Section 958(a) of the Code) or is treated as owning (by reason of applying the attribution rules of ownership of Section 958(b) of the Code) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote (whether actually or in substance). Although there is no direct authority addressing the issue, we intend to take the position that the equity interest CIFC LLC will own in non-U.S. CLO issuers will be treated as voting stock for purposes of the definition of "U.S. Shareholder."

        If a non-U.S. entity that is directly or indirectly held by CIFC LLC is treated as a CFC for an uninterrupted period of 30 days or more during the tax year, then if CIFC LLC is a U.S. Shareholder with respect to such non-U.S. entity and is treated as owning (within the meaning of Section 958(a) of the Code) shares in such non-U.S. entity on the last day of the non-U.S. entity's tax year, each holder (regardless of whether such holder is a U.S. Shareholder with respect to such CFC) of shares generally will be required to include in its gross income its allocable share of CIFC LLC's pro rata share of such non-U.S. entity's income from dividends, interest, net gains from the sale or other disposition of stocks or securities (determined in accordance with the Code and Treasury Regulations) and certain other income as described under Section 951 of the Code and the Treasury Regulations promulgated thereunder (such inclusions in gross income, collectively, "Subpart F Inclusions"), regardless of whether CIFC LLC receives cash in respect of its income or the holder receives a distribution. The aggregate Subpart F Inclusions in any taxable year for a non-U.S. entity treated as a CFC are limited to such entity's current earnings and profits. Subpart F Inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, you may be required to report as ordinary income your allocable share of CIFC LLC's Subpart F Inclusions without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of CIFC LLC's earnings (if any) attributable to net capital gains of the CFC. The U.S. federal income tax basis of CIFC LLC in the shares of such non-U.S. entity, and your U.S. federal income tax basis in your shares, will be increased to reflect Subpart F Inclusions. Subpart F Inclusions will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F Inclusions will not be eligible for the favorable tax rate applicable to "qualified dividend income" for non-corporate U.S. holders of shares. Amounts included as Subpart F Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. Shareholder. Moreover, any gain allocated to you from a disposition of stock in a CFC by CIFC LLC would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings and profits would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a non-U.S. entity owned by CIFC LLC that is treated as a CFC will not, however, pass-through to the holders of shares. Subpart F Inclusions generally should be treated as qualifying income for purposes of the qualifying income exception.

        If CIFC LLC owns equity of a non-U.S. entity (including a non-U.S. CLO issuer) that is taxed as a corporation for U.S. federal income tax purposes and is classified as a CFC, a holder that is required to include amounts in income with respect to such non-U.S. entity generally will be subject to the U.S. federal income tax consequences described under this subheading "CFCs" (and not the consequences described under the subheading "PFICs" below). If CIFC LLC's ownership percentage in a non-U.S. entity (including a non-U.S. CLO issuer) that is taxed as a corporation for U.S. federal income tax purposes is such that (or changes so that) CIFC LLC is not a U.S. Shareholder with respect to such entity, then CIFC LLC and you may be subject to the PFIC rules. The interaction of these rules is complex, and you are urged to consult your tax advisors in this regard.

        The discussion under this subheading "CFCs" does not address the U.S. federal income tax consequences applicable to a holder that owns an interest in a CFC both through CIFC LLC and either directly or indirectly through a chain of ownership that does not include CIFC LLC. Such holders of shares are urged to consult their tax advisors regarding the tax consequences in such circumstances.

        PFICs.     A non-U.S. entity will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is "passive income" (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce "passive income." A U.S. person will be subject to the PFIC rules for an investment in a PFIC without regard to its percentage ownership. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies the qualification tests in subsequent years.

        CIFC LLC currently intends to make a protective election with respect to each non-U.S. CLO issuer treated as a corporation for U.S. federal income tax purposes to treat each entity as a QEF, or a QEF Election, in the first year it holds shares in such entity and to make a QEF Election with respect to any other non-U.S. entity in which CIFC LLC owns equity interests that is taxed as a corporation for U.S. federal income tax purposes and which may be characterized as a PFIC. However, in certain circumstances CIFC LLC may not have access to information necessary to make a QEF election. A QEF Election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

        As a result of a QEF Election, for U.S. federal income tax purposes, you will be required to include in your gross income each year your allocable share of CIFC LLC's pro rata share of such non-U.S. corporation's ordinary earnings and net capital gains, at ordinary income and long-term capital gain rates, respectively (such inclusions in gross income, "QEF Inclusions"), for each year in which the non-U.S. corporation owned directly or indirectly by CIFC LLC is a PFIC, regardless of whether CIFC LLC receives cash in respect of its income or you receive distributions from CIFC LLC. Thus, you may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. Net losses (if any) of a non-U.S. corporation owned by CIFC LLC that is treated as a PFIC will not, however, pass through to holders of shares and may not be carried back or forward in computing such PFIC's ordinary earnings and net capital gain in other taxable years. Consequently, you may, over time, be taxed on amounts that, as an economic matter, exceed the net profits of CIFC LLC. The U.S. federal income tax basis of CIFC LLC in the shares of such non-U.S. corporations, and of a holder of shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. person. QEF Inclusions generally should be treated as qualifying income for purposes of the qualifying income exception. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of our income and your basis in shares.

        If CIFC LLC does not make a QEF Election with respect to a non-U.S. entity that is treated as a corporation for U.S. federal income tax purposes and is a PFIC (and such entity is not treated as a CFC), Section 1291 of the Code will treat all gain on a disposition by CIFC LLC of shares of such entity, gain on the disposition of the shares by a holder thereof at a time when CIFC LLC owns shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the investor held its shares or the period during which CIFC LLC held its shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. You will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for taxpayers taxed at individual rates.

Taxation of Non-U.S. CLO Issuers

        As discussed above, in connection with the Reorganization Transaction, CIFC Corp. will distribute interests in non-U.S. CLO issuers to CIFC LLC, and certain of those non-U.S. CLO issuers will be treated as corporations for U.S. federal income tax purposes. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Notwithstanding these rules, any gain recognized by a non-U.S. corporation with respect to a United States real property interest is subject to U.S. tax as if the non-U.S. corporation were a U.S. taxpayer. It is not anticipated that any of our non-U.S. CLO issuers will hold United States real property interests other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

        It is intended that the non-U.S. CLO issuers that are treated as corporations for U.S. federal income tax purposes will either rely on the exemption described above or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that non-U.S. CLO issuers will be able to satisfy the requirements for such exemption and, therefore, will not be subject to U.S. federal income tax on their income on a net income basis. Although the non-U.S. CLO issuers generally are not expected to be subject to U.S. federal income tax on a net basis, such non-U.S. CLO issuers may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such non-U.S. CLO issuers are subject to U.S. federal income taxes on their income on a net income basis or to withholding taxes, our return on our investment in such entities will be materially adversely affected.

Hedging Income

        From time to time, CIFC LLC will enter into hedging transactions with respect to its assets and liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. We expect that CIFC LLC's hedging transactions generally will be treated as "notional principal contracts" for U.S. federal income tax purposes. For purposes of the qualifying income exception, income from notional principal contracts, other than for partnerships in the business of entering into notional principal contracts, is treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received directly by the partnership. We expect that, in general, payments under CIFC LLC's hedging instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the conduct of a trade or business or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. Accordingly, we expect that the income and gain from such hedging transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a hedging transaction as a notional principal contract. In addition, we may enter into hedging transactions that do not produce qualifying income for the qualifying income exception. CIFC LLC intends to use its best efforts to structure any hedging transactions in a manner that does not jeopardize its satisfaction of the qualifying income exception.

3.8% Medicare Tax on "Net Investment Income"

        U.S. holders of shares that are individuals, estates, and certain trusts are subject to a Medicare tax of 3.8% on all or a portion of their "net investment income," (or undistributed "net investment income," in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person's adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties and rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in our shares will be included in a U.S. holder's "net investment income" subject to this Medicare tax.

        In addition, CIFC LLC intends to make an election to follow the income tax rules in determining net investment income with respect to its interests in any CFC or QEF. By making this election, all amounts included in gross income under the CFC or QEF rules described above will be included in net investment income.

Non-U.S. Currency Gains or Losses

        CIFC LLC's functional currency is the U.S. dollar, and its income or loss is calculated in U.S. dollars. If CIFC LLC makes an investment denominated in a currency other than the U.S. dollar, then CIFC LLC may recognize gain or loss for U.S. federal income tax purposes attributable to fluctuations in such currency relative to the U.S. dollar. CIFC LLC may also recognize gain or loss on such fluctuations occurring between the time it obtains and disposes of non-U.S. currency, between the time it accrues and collects income denominated in a non-U.S. currency, or between the time it accrues and pays liabilities denominated in a non-U.S. currency. Such gains or losses generally should be treated as ordinary income or loss, and such gain generally should be treated as qualifying income under the qualifying income exception.

Non-Cash Income from CIFC LLC's Investments

        As discussed below, it is likely that CIFC LLC will make investments that will cause it (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called "non-cash" or "phantom income" could arise for a variety of reasons, including:

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  CIFC LLC will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by CIFC LLC and an applicable portion will be passed-through to you, even though CIFC LLC generally will not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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  It is expected that CIFC LLC will be required to include in income on a current basis the earnings of the non-U.S. CLO issuers whose equity is held by CIFC LLC and who are treated as corporations for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings. See "—Reporting of Income from Non-U.S. Entities" above.

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  CIFC LLC may use cash related to taxable income to make non-deductible payments (such as principal payments on indebtedness).

        You will be required to take such "non-cash" or "phantom income" income into account in determining your taxable income, regardless of whether you receive a cash distribution from CIFC LLC. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of CIFC LLC's taxable income.

Personal Holding Company Tax

        Certain of CIFC LLC's majority-owned corporate subsidiaries, including CIFC Corp., could be treated as personal holding companies for U.S. federal income tax purposes. Subject to certain exceptions, a U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of personal holding company income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). We anticipate that all of CIFC LLC's majority-owned corporate subsidiaries will be treated as owned by five or fewer individuals under the constructive ownership rules applicable to personal holding companies. Consequently, a U.S. corporate subsidiary could be or become a personal holding company, depending on whether it fails the gross income test. If, as a factual matter, the income of such subsidiary fails the gross income test, such subsidiary will be a personal holding company. CIFC Corp. is not expected to be a personal holding company based on its current income, but no assurances can be given that CIFC Corp. will not become one in the future or that other U.S. corporate subsidiaries of CIFC LLC will not be personal holding companies. A personal holding company generally is subject to a 20% corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose.

Non-U.S. Taxes

        Certain dividend, interest and other income received by CIFC LLC from sources outside of the United States may be subject to withholding taxes imposed by other countries. CIFC LLC may also be subject to capital gains taxes in certain other countries where it purchases and sells stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and may be entitled to claim either a credit (subject, however, to various complex limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

Alternative Minimum Tax

        In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

Technical Terminations of CIFC LLC

        Subject to the electing large partnership rules described below, CIFC LLC will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. The termination of CIFC LLC would result in the closing of its taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on CIFC LLC's year end, which is expected to be the calendar year, the closing of CIFC LLC's taxable year may result in more than 12 months of its taxable income or loss being includable in the holder's taxable income for the year of termination. CIFC LLC would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if CIFC LLC were unable to determine that the termination had occurred. Moreover, among other adverse consequences, a termination might either accelerate the application of, or subject CIFC LLC to, any tax legislation enacted before the termination.

Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the holders, and such Schedules K-1 would have to be provided to holders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if within a 12- month period there is a sale or exchange of 50 percent or more of our total interests. We will consider whether to make such an election, if eligible. If we make such election, IRS audit adjustments will flow through to holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Information Returns

        We have agreed to use reasonable efforts to furnish to you, as promptly as reasonably practicable after the close of each calendar year, tax information (including IRS Schedule K-1) which describes your allocable share of CIFC LLC's income, gain, loss, deduction and credit for its preceding taxable year. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which CIFC LLC holds an interest. Consequently, holders of shares who are U.S. taxpayers should anticipate that they may need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In preparing this information, CIFC LLC will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deductions or credits including the monthly convention described above under "—Allocation of Profits and Losses." As described above under "—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax

Consequences of Other Aspects of the Reorganization Transaction," CIFC LLC intends to request information from you regarding your tax basis in CIFC Corp. stock surrendered for CIFC LLC shares. Unless you provide CIFC LLC with such information, CIFC LLC will assume a zero carryover basis for purposes of calculating any taxable capital gain allocable to you as a result of the Reorganization Transaction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of income, gain, loss, deductions or credits. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction's tax compliance requirements.

        Any U.S. holder that directly or indirectly (e.g., through the ownership of shares) owns or acquires a significant portion of the voting power or value of a non-U.S. entity (including a non-U.S. CLO issuer) that is treated as a corporation for U.S. federal income tax purposes (generally 10%, but in some cases more than 50%) is required to comply with certain additional reporting requirements. In general, a U.S. holder that is deemed to own or acquire the applicable percentage of the voting power or value of a non-U.S. entity (including a non-U.S. CLO issuer) that is treated as a corporation for U.S. federal income tax purposes will be required to file a Form 5471 with the IRS and to supply certain information to the IRS, including with respect to the activities and assets of such entity and other holders of the equity interests in such entity. If a U.S. holder fails to comply with the reporting requirements, the U.S. holder may be subject to a penalty. We will use reasonable efforts to provide each U.S. holder of shares with the information necessary to comply with the holder's reporting obligations with respect to such an entity. You are urged to consult your own tax advisors regarding these reporting requirements.

        Subject to certain exceptions, a U.S. holder of shares will be required to file an annual information return, currently on Form 8621, with respect to each PFIC in which it owns an interest directly or, indirectly (including through the ownership of our shares). We will use reasonable efforts to provide each U.S. holder of shares with the information necessary to comply with the holder's reporting obligations with respect to such PFICs. These PFIC reporting requirements generally do not apply to tax-exempt U.S. holders. You should consult your own tax advisors regarding the PFIC reporting requirements.

        It is possible that we may engage in transactions that subject CIFC LLC and, potentially, the holders of the shares to other information reporting requirements with respect to an investment in CIFC LLC. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Taxable Year

        For U.S. federal income tax purposes, a partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. Because DFR Holdings is expected to have a majority interest in CIFC LLC immediately after the Reorganization Transaction, the initial tax year of CIFC LLC will be the calendar year, which is the tax year of DFR Holdings. In the event the majority interest of CIFC LLC changes to a group of holders with a different tax year and CIFC LLC has not been forced to change its tax year during the preceding two year period, it would be required to change its tax year to the tax year of that group of holders.

Tax Audits

        Adjustments in tax liability with respect to CIFC LLC items generally will be made at the LLC level in a partnership proceeding rather than in separate proceedings with each holder. An affiliate of CIFC LLC will represent CIFC LLC as its "tax matters partner" during any audit and in any dispute with the IRS. If such affiliate ceases to own shares or ceases to be a manager, our board of directors may designate a replacement tax matters partner. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

Tax-Exempt Holders

        A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of CIFC LLC's income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (i.e., indebtedness incurred in acquiring or holding property).

        To the extent CIFC LLC recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by CIFC LLC during the taxable year.

        To the extent CIFC LLC recognizes gain from disposition of securities with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by CIFC LLC during the taxable year.

        A tax-exempt holder generally should not be taxable under Sections 1291 and 1293 of the Code with respect to a PFIC to the extent the tax-exempt holder is not otherwise taxable under the UBTI provisions with respect to its interest in such PFIC (for example, as debt-financed income). Consequently, a tax-exempt holder would be subject to tax under the PFIC rules discussed above only in limited circumstances.

        Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares, including the tax consequences to them of CIFC LLC owning interests in PFICs.

Non-U.S. Holders

        Unless otherwise reduced by an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. holder, a non-U.S. holder generally will be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of CIFC LLC's gross income from dividends, interest (other than interest that constitutes "portfolio interest" within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from hedging transactions may also be subject to U.S. federal withholding taxes. We expect that most of the interest income of CIFC LLC will constitute "portfolio interest" that is not subject to the 30% withholding tax. The ability of a non-U.S. holder to claim benefits under an applicable income tax treaty is subject to limitations and is based on certain factors, including whether a non-U.S. holder resides in a treaty jurisdiction which treats our partnership as a pass-through entity. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

        Non-U.S. holders treated as engaged in a U.S. trade or business generally are subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% U.S. federal branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

        While it is expected that CIFC LLC's method of operation will not result in CIFC LLC generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of CIFC LLC's income is properly treated as effectively connected income with respect to such non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because an investment of CIFC LLC in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of CIFC LLC's income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. federal branch profits tax on its allocable share of CIFC LLC's effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder's allocable share of CIFC LLC's effectively connected income. In general, any amount so withheld would be creditable against such non-U.S. holder's U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person's U.S. federal income tax liability for the taxable year. Finally, if CIFC LLC is engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on any gain from such sale or exchange.

        Generally, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") provisions of the Code, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation's assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a "United States real property holding corporation" or "USRPHC"). The FIRPTA tax applies if a non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in U.S. real property or an interest in a USRPHC. If we make any investments that could constitute investments in U.S. real property or USRPHCs, each non-U.S. holder will be subject to U.S. federal income tax under FIRPTA on such holder's allocable share of any gain we realize on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements regarding effectively connected income discussed above. We do not currently expect to hold investments in U.S. real property or USRPHCs.

        In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of the shares of CIFC LLC, as well as the effects of state, local and non-U.S. tax laws.

Tax Shelter Regulations

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. In certain circumstances, a holder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. In addition, an investment in CIFC LLC may be considered a reportable transaction if, for example, CIFC LLC engages in certain transactions or recognizes certain significant losses in the future. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

        You should consult your tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of your shares or your allocable share of certain losses incurred by CIFC LLC.

Investment Structure

        To manage our affairs so as to meet the "qualifying income exception" for the publicly traded partnership rules (discussed above) and comply with certain requirements in our partnership agreement, we may need to structure certain investments through entities classified as corporations for U.S. federal income tax purposes. However, because our holders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our holders to the same extent, and may even impose additional tax burdens on some of our holders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition of the real estate would generally be subject to U.S. federal income tax, whether the corporation is a U.S. or a non-U.S. corporation.

Certain State, Local and Non-U.S. Tax Matters

        Holders of shares, as well as CIFC LLC itself (and various vehicles in which it invests), may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

FATCA

        Sections 1471-1474 of the Code ("FATCA") provide that "withholdable payments" (defined generally to include certain U.S. source payments, such as interest, dividends, rent, compensation and certain other payments, including any gross proceeds realized upon the sale or other disposition of any property that can produce U.S. source interest or dividends) made to a foreign financial institution are subject to a 30% withholding tax unless the foreign financial institution has in effect a valid agreement with the U.S. Secretary of the Treasury (the "Treasury") that obligates the foreign financial institution to obtain certain information from investors, to comply with certain information and due diligence requirements and to provide annual reports with respect to certain direct or indirect U.S. account holders or is otherwise exempt from withholding under FATCA. Additionally, under FATCA, "withholdable payments" made to any non-U.S. entity that is not a foreign financial institution, are subject to a 30% withholding tax if the non-U.S. entity does not provide the applicable withholding agent with either (i) a certification that it does not have any substantial U.S. investors, or (ii) the name address and taxpayer identification number of each of its substantial U.S. Investors. The 30% U.S. withholding tax imposed under FATCA currently applies to "withholdable payments" (other than gross proceeds) and will apply to "withholdable payments" consisting of gross proceeds after December 31, 2017. Any holder of shares that fails to provide CIFC LLC the information necessary for it to meet its obligations under FATCA generally will be subject to a 30% withholding tax on U.S. source payments described above that are made by CIFC LLC to such holder.

        In addition, our non-U.S. CLO issuers generally will be subject to U.S. federal withholding tax under FATCA on withholdable payments (and the proceeds of certain sales or other dispositions after December 31, 2016) unless such CLO issuers timely enter into and comply with an agreement with the IRS or otherwise comply with the provisions of the Model 1 intergovernmental agreement between the United States and the Cayman Islands ("Cayman IGA"). The terms of the Cayman IGA require Cayman Islands financial institutions such as our non-U.S. CLO issuers to comply with Cayman Islands legislation that is expected to be implemented to give effect to FATCA. We intend to cause our non-U.S. CLO issuers to comply with the Cayman IGA. However, there can be no assurance that our non-U.S. CLO issuers will be able to comply with the Cayman Islands legislation that is expected to be implemented to give effect to the Cayman IGA. If our non-U.S. CLO issuers were to become subject to U.S. federal withholding tax under FATCA, it could significantly reduce the amount of cash available for distribution to us.

Withholding and Backup Withholding

        For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of shares), we may over-withhold or under-withhold with respect to a particular holder of shares. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder's U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder's U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-

withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. Holder).

        CIFC LLC will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications or otherwise fail to comply with, or establish an exemption from, such backup withholding tax requirements. Under current Treasury Regulations, CIFC LLC generally should not be required to backup withhold on payments to a holder that is not a United States person if the holder provides an appropriate certification and CIFC LLC does not have actual knowledge that the certification is false. The certification must give the name and address of such holder, state that such holder is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the holder must sign the certificate under penalties of perjury. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

        If you do not timely provide us (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all investors. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all investors on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).

Nominee Reporting

        Persons who hold our shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

New Legislation or Administrative or Judicial Action

        The U.S. federal income tax treatment of holders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available.

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our holders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income and adversely affect an investment in our shares. In addition, statutory changes, revisions to regulations and other modifications and interpretations with respect to the tax laws of the states and other jurisdictions in which we operate could result in us or our holders having to pay additional taxes.

        THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO CIFC LLC AND ITS HOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE SHARES.

LEGAL MATTERS

        The validity of the shares representing limited liability company interests in CIFC LLC to be issued to CIFC Corp. stockholders pursuant to the merger and certain U.S. federal income tax matters will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements, incorporated in this proxy statement/prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of CIFC Corp. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

        Stockholders who intend to present proposals at the Company's annual meeting of shareholders in 2016 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than February 16, 2016. Shareholders who intend to present proposals at the annual meeting of shareholders in 2016 other than pursuant to Rule 14a-8 must comply with the notice provisions in the CIFC Corp. Bylaws, or the corresponding provisions of the LLC Agreement of CIFC LLC, as applicable. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of shareholders in 2016, proper notice of the proposal be received by us not less than 90 days or more than 120 days prior to the first anniversary of the date of the Annual Meeting. Stockholder proposals should be addressed to the Company at 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Secretary.

OTHER MATTERS

        Our board of directors knows of no matter to be presented at the special meeting other than those set forth in the notice of meeting and described in this proxy statement/prospectus. If, however, any other business should properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

        We have filed our annual report with the SEC. You may obtain, free of charge, a copy of our annual report by writing to CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177, Attn: Investor Relations. You also may obtain our annual report over the Internet on our website, http://www.cifc.com, or at the SEC's website, http://www.sec.gov.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        CIFC Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further Information about the SEC Public Reference Room. The SEC also maintains a website that contains these reports and other documents at http://www.sec.gov.

        CIFC LLC has filed a registration statement on Form S-4 to register with the SEC the common shares representing limited liability company interests in CIFC LLC that common stockholders of CIFC Corp. will receive in connection with the merger if the merger is completed. This proxy statement/prospectus is part of the registration statement of CIFC LLC on Form S-4 and is a prospectus of CIFC LLC and a proxy statement of CIFC Corp. for its special meeting.

        This proxy statement/prospectus incorporates important business and financial information about CIFC Corp. from documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. The SEC permits us to "incorporate by reference" important information by referring you to another document filed separately with the SEC. This means that the information incorporated by reference is deemed to be part of this proxy statement/prospectus, unless superseded by information contained directly in this proxy statement/prospectus or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later.

        Specifically, this proxy statement/prospectus incorporates by reference the documents set forth below:

  •
  CIFC Corp.'s Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  Amendment No. 1 on Form 10-K/A to CIFC Corp.'s Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  CIFC Corp.'s Definitive Proxy Statement on Schedule 14A, filed on June 1, 2015 (solely to the extent incorporated by reference into Part III of CIFC Corp.'s Annual Report for the year ended December 31, 2014);

  •
  CIFC Corp.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

  •
  CIFC Corp.'s Current Reports on Form 8-K filed on June 26, 2015 and July 28, 2015; and

  •
  All other documents filed by CIFC Corp. under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        Any statement made in this proxy statement/prospectus or in a document incorporated by reference into this this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in a document incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

        You can obtain any of the filings incorporated by reference into this proxy statement/prospectus through us or from the SEC through the SEC's website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement/prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into proxy statement/prospectus. You should direct requests for those documents to us at: CIFC Corp., 250 Park Avenue, 4th Floor, New York, NY 10177, Attention: Investor Relations, or by telephone at (212) 624-1200, or at our website at http://www.cifc.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this proxy statement/prospectus.

Annex A

FORM OF AGREEMENT AND PLAN OF MERGER

BY AND AMONG CIFC LLC, CIFC CORP. AND CIFC MERGER CORP.,

DATED AS OF                                    , 2015

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AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (the "Agreement") is made and entered into as of [    •    ], 2015, by and among CIFC LLC, a Delaware limited liability company (the "LLC"), CIFC Corp., a Delaware corporation (the "Corporation"), and CIFC Merger Corp., a Delaware corporation ("Merger Corp.") and a wholly owned subsidiary of the LLC.

RECITALS

        WHEREAS, the Corporation desires to implement a transaction (the "Reorganization Transaction") whereby the Corporation will (i) become a subsidiary of the LLC, and (ii) undertake certain related transactions;

        WHEREAS, the Reorganization Transaction contemplates, among other things, the merger of Merger Corp. with and into the Corporation (the "Merger"), with the stockholders of the Corporation having their shares of common stock converted into the right to receive an equal number of common shares representing limited liability company interests in the LLC, all pursuant to this Agreement;

        WHEREAS, for U.S. federal income tax purposes it is intended that the Merger qualify as a tax-deferred contribution of the common stock of the Corporation to the LLC within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, the Board of Directors of the Corporation, the sole member of the LLC and the Board of Directors of Merger Corp. each has determined that the Merger is advisable and in the best interests of the Corporation, the LLC and Merger Corp., respectively, and in the best interests of their respective shareholders and members, and have approved this Agreement and the Merger on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE ONE

        1.  The Merger.

          1.1    The Merger.     At the Effective Time (as defined in Section 1.2), subject to the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), (i) Merger Corp. shall be merged with and into the Corporation, (ii) the separate corporate existence of Merger Corp. shall cease, and (iii) the Corporation shall continue as the surviving corporation of the Merger. The Corporation as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2    Closing; Effective Time.     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or waiver, where permitted, of each of the conditions set forth in Article 3 below (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing or such later time as provided therein being the "Effective Time").

          1.3    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law.

          1.4    Surviving Corporation.

            (a)    Certificate of Incorporation and By-Laws of the Surviving Corporation.    As of the Effective Time, the Certificate of Incorporation and By-Laws of the Surviving Corporation

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    shall be amended and restated to be in the forms attached hereto as Exhibit A and Exhibit B, respectively.

            (b)    Officers and Directors.    The officers and directors of Merger Corp. immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal.

ARTICLE TWO

        2.  Effect on Capital Stock.

          2.1    Effect on Capital Stock.     By virtue of the Merger and without any action on the part of the Merger Corp., the Corporation or any of their respective stockholders, or any holder of any LLC Interests (as defined below), the following shall occur at the Effective Time:

            (a)    CIFC Corp. Common Stock.    Each share of common stock, par value $0.001 per share, of the Corporation ("Corporation Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below) shall be converted into the right to receive one validly issued common share representing a limited liability company interest in the LLC ("LLC Share"). From and after the Effective Time, (i) all certificates representing Corporation Common Stock (other than Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the Corporation Common Stock they previously represented were converted into the right to receive in accordance with the immediately preceding sentence, and (ii) each holder of Corporation Common Stock (other than Dissenting Stockholders, as defined below) shall be automatically admitted to the LLC as a member of the LLC.

            (b)    Treasury Shares.    Each share of Corporation Common Stock that is owned by the Corporation as treasury stock, if any, shall be automatically converted without any consideration into the right to receive one LLC Share.

            (c)    CIFC LLC Interests.    In accordance with the limited liability company agreement of the LLC as in effect immediately prior to the Merger (the "LLC Agreement"), each limited liability company interest in the LLC (an "LLC Interest") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the LLC or the holder of such LLC Interests, cease to be outstanding, shall be automatically canceled and retired, and, simultaneously with the admission of members of the LLC pursuant to Section 2.1(a), each person or entity that was a member of the LLC immediately prior to the Effective Time shall, by virtue of the Merger, automatically cease to be a member of the LLC. In accordance with the LLC Agreement, any consideration paid by a member of the LLC prior to the Effective Time for any LLC Interests shall be returned to such member in connection with the cancelation and retirement of such LLC Interests.

            (d)    CIFC Merger Corp. Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Corp. ("Merger Corp. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). For clarity, as of the Effective Time, all of the issued and outstanding shares of Surviving Corporation Common Stock shall be held by the LLC.

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          2.2    Effect on Corporation Equity Incentive Plan.

            (a)   At the Effective Time, each option granted by the Corporation to purchase shares of Corporation Common Stock (each, a "Corporation Option") pursuant to the CIFC Corp. 2011 Stock Option and Incentive Plan (the "Stock Plan"), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation Common Stock and shall be converted automatically into an option to acquire LLC Shares, on the same terms and conditions, including, but not limited to, the same number of shares, same exercise price and same vesting conditions, as were applicable to such Corporation Option under the terms of the Stock Plan and the agreement evidencing the grant thereunder, and the LLC shall assume each such Corporation Option (hereinafter, "Assumed Option").

            (b)   At the Effective Time, each Corporation restricted stock unit that was issued under the Stock Plan (each a "Corporation Restricted Stock Unit Award") and that remains outstanding immediately prior to the Effective Time shall be automatically converted into a restricted share unit award denominated in LLC Shares, on the same terms and conditions, including, but not limited to, the same number of shares and same conditions, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plan and the agreement evidencing the grant thereunder, and the LLC shall assume each such Corporation Restricted Stock Unit Award (hereinafter, "Assumed Restricted Stock Unit Award").

            (c)   The LLC shall take such actions as are necessary for the assumption of the Assumed Options and Assumed Restricted Stock Unit Awards pursuant to this Section 2.2, including the reservation, issuance and listing of LLC Shares as is necessary to effectuate the transactions contemplated by this Section 2.2. The LLC shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the LLC Shares subject to the Assumed Options and Assumed Restricted Stock Units.

          2.3    Certificates.

            (a)   As of the Effective Time, all outstanding shares of Corporation Common Stock shall no longer be outstanding and shall automatically be converted into the right to receive LLC Shares as described above, and, subject to Section 2.4, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Corporation Common Stock shall cease to have any rights with respect to such shares, except (A) with respect to any Dissenting Shares, (B) as otherwise provided by applicable law, and (C) any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.

            (b)   Subject to Section 2.4, each outstanding certificate (or evidence of shares in book-entry form) representing shares of Corporation Common Stock shall be deemed for all purposes, from and after the Effective Time, to represent the same number of LLC Shares into which the Corporation Common Stock they previously represented were converted into the right to receive in the Merger pursuant to Sections 2.1(a)-(c), as applicable. Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 2.4, the registered owner on the books and records of the Corporation immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights with respect to, and to receive dividends and other distributions upon the LLC Shares represented by such outstanding certificates (or evidence of shares in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of

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    Corporation Common Stock are presented to the LLC, or its designated transfer agent, such certificates shall be canceled and exchanged for certificates (or evidence of shares in book-entry form) representing LLC Shares.

            (c)   At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock that were outstanding immediately prior to the Effective Time.

            (d)   To the fullest extent permitted by law, none of the Corporation, the LLC, Merger Corp., or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

          2.4    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, any shares of Corporation Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder of the Corporation who has not voted or consented in writing to adopt this Agreement and who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the "Dissenting Stockholders", and such shares of Corporation Common Stock, the "Dissenting Shares"), shall not be converted into the right to receive LLC Shares, but instead shall be cancelled and Dissenting Stockholders shall cease to have any rights with respect to such Dissenting Shares, other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 262 of the DGCL, unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his demand or his lost rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect, or shall have effectively withdrawn his or her demand or lost his or her rights to appraisal under the DGCL, (i) such Dissenting Stockholder's shares of Corporation Common Stock shall no longer be considered Dissenting Shares for the purposes of this Agreement, and such holder's shares of Corporation Common Stock shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive LLC Shares in accordance with Section 2.1(a), and any dividends or other distributions to which such holder is entitled, without any interest thereon, and (ii) such Dissenting Stockholder shall cease to be a Dissenting Stockholder, shares of Corporation Common Stock owned by such person shall cease to be Dissenting Shares, and such person shall be automatically admitted to the LLC as a member of the LLC.

ARTICLE THREE

        3.  Conditions.

          3.1    Conditions as to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (as set forth in Section 5.7) of the following conditions at or prior to the Closing Date:

            (a)   This Agreement shall have been duly adopted by the requisite vote of the stockholders of the Corporation.

            (b)   The Corporation shall have received from its counsel, Simpson Thacher & Bartlett LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that (i) the Merger qualifies as a tax-deferred contribution of Corporation Common Stock to the LLC under Section 721 of the Code, and (ii) the LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation.

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            (c)   The LLC Shares issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the NASDAQ Stock Market, subject to official notice of issuance.

            (d)   The Registration Statement on Form S-4 (the "Form S-4") filed with the Securities and Exchange Commission by the LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.

            (e)   No order, injunction or decree has been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Merger or any of the transactions related thereto, shall be in effect.

            (f)    The Corporation and the LLC shall have received all governmental approvals and third party consents to the Merger and other transactions described in the Form S-4, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation, the LLC and their subsidiaries taken as a whole.

ARTICLE FOUR

        4.  Termination.

          4.1    Termination of Agreement.     This Agreement may be terminated, and the Merger may be abandoned, at any time and for any reason prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Corporation, by either (i) the mutual written consent of the Board of Directors of the Corporation, the sole member of the LLC and the Board of Directors of Merger Corp., or (ii) the Board of Directors of the Corporation in its sole discretion.

          4.2    Effect of Termination and Abandonment.     In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 4, this Agreement shall forthwith become null and void, will have no effect, and no party hereto (or any of their respective directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE FIVE

        5.  General Provisions.

          5.1    Entire Agreement.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

          5.2    Amendment.    This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation, but after such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          5.3    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          5.4    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such

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  counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

          5.5    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          5.6    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          5.7    Waiver of Conditions.     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          5.8    No Third-Party Beneficiaries.     This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        [Signature Page Follows]

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        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

CIFC Corp.
By:	Name: Stephen J. Vaccaro Title: Co-President
By:	Name: Oliver Wriedt Title: Co-President
CIFC LLC
By:	CIFC Corp., its sole member
By:	Name: Stephen J. Vaccaro Title: Co-President
By:	Name: Oliver Wriedt Title: Co-President
CIFC Merger Corp.
By:	Name: Stephen J. Vaccaro Title: Co-President
By:	Name: Oliver Wriedt Title: Co-President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

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Exhibit A

FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF CIFC CORP.

        FIRST: The name of the Corporation is CIFC Corp. (the "Corporation").

        SECOND: The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County; and the name of the Corporation's registered agent at such address is Corporation Service Company.

        THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $.01 per share.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        SIXTH: Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, to the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, modification or repeal.

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Exhibit B

CIFC CORP.

FORM OF AMENDED AND RESTATED BY-LAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meeting.    Meetings of the stockholders of CIFC Corp. (the "Corporation") shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

        Section 2.    Annual and Special Meetings.    Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders of the Corporation may be called only by the Chief Executive Officer of the Corporation, a President of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

        Section 3.    Notice.    Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

        Section 4.    Quorum.    At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

        Section 5.    Voting.    Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.

        Section 6.    Action by Written Consent of Stockholders.    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE II

DIRECTORS

        Section 1.    Number, Election and Removal of Directors.    The Board of Directors of the Corporation shall consist of such number of directors as shall from time to time be fixed by resolution of the Board of Directors or by the stockholders. The Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

        Section 2.    Meetings.    Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer or President (or the officer of the Corporation acting in such capacity).

        Section 3.    Notice.    Notice need not be given of regular meetings of the Board of Directors. At least one business day before each special meeting of the Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

        Section 4.    Quorum.    One third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

        Section 5.    Committees.    The Board of Directors may, by resolution adopted by the Board of Directors, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the replacement for the absent or disqualified member.

        Section 6.    Action by Unanimous Consent of Directors.    Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

ARTICLE III

OFFICERS

        The officers of the Corporation may consist of a Chief Executive Officer, a President, a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All

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officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer, if any, or any President, with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The Board of Directors may elect or appoint co-Chairmen of the Board, co-Chief Executive Officers or co-Presidents and, in such case, references in these By-Laws to the Chairman of the Board, the Chief Executive Officer or to the President shall refer to each such co-Chairman of the Board, co-Chief Executive Officer or co-President, as the case may be.

ARTICLE IV

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

        Section 1.    Right to Indemnification.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

        Section 2.    Advancement of Expenses.    The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IV or otherwise.

        Section 3.    Claims.    If a claim for indemnification under this Article IV (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article IV is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses hereunder or under applicable law.

        Section 4.    Nonexclusivity of Rights.    The rights conferred on any Covered Person by this Article IV shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 5.    Other Sources.    The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or

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agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

        Section 6.    Amendment or Repeal.    Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

        Section 7.    Other Indemnification and Advancement of Expenses.    This Article IV shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE V

GENERAL PROVISIONS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by the Board of Directors.

        Section 2.    Corporate Books.    The books of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.

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Annex B

FORM OF

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CIFC LLC

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

  Indemnification.

        The LLC Agreement provides for indemnification of CIFC LLC's officers and directors to the fullest extent permitted by the DGCL, as may be amended or judicially interpreted, as if CIFC LLC were a Delaware corporation governed by the DGCL and such directors and officers were directors or officers of a Delaware corporation.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Exculpation.

        The LLC Agreement provides that, to the fullest extent permitted under Section 102(b)(7) of the DGCL for a corporation, as may be amended to further eliminate or limit the personal liability of directors, a director of CIFC LLC shall not be liable to the shareholders of CIFC LLC for monetary damages for breach of a fiduciary duty in the same manner as if CIFC LLC was a Delaware corporation and CIFC LLC directors and shareholders were directors and stockholders of a Delaware corporation.

        Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of the payment of a dividend or approval of a stock repurchase in violation of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

  Insurance.

        Pursuant to the LLC Agreement, CIFC LLC may maintain insurance to cover any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of CIFC LLC or is or was serving at the request of CIFC LLC or its subsidiaries as a director, officer, employee or agent of another entity against any liability asserted against him or her in that capacity, or arising out of his or her status as such.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

        Below are the exhibits which are included, either by being filed herewith or by incorporation by reference, in this registration statement.

Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger by and among CIFC LLC, CIFC Corp. and CIFC Merger Corp., dated as of , 2015, included as Annex A to the proxy statement/prospectus that is part of this registration statement and is incorporated herein by reference.
3.1	Certificate of Formation of CIFC LLC.
3.2
Form of Amended and Restated Limited Liability Company Agreement of CIFC LLC included as Annex B to the proxy statement/prospectus that is a part of this registration statement and is incorporated herein by reference.*
4.1
Junior Subordinated Indenture, dated March 4, 2010, by and between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as Trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on March 10, 2010).
4.2
Junior Subordinated Indenture, dated October 20, 2010 between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on October 21, 2010).
5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being issued.*
8.1	Opinion of Simpson Thacher & Bartlett LLP as to certain U.S. federal income tax matters.*
10.1	Shareholders Agreement, dated as of , 2015, by and between CIFC LLC and DFR Holdings, LLC.*
10.2
Second Amended and Restated Registration Rights Agreement, dated as of September 24, 2012, by and among CIFC Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.3
Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.4
Lease, dated September 16, 2011, between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 16, 2011).
10.5	Form of Indemnity Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.6
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated December 2, 2013, by and between CIFC Corp. and Peter Gleysteen (incorporated by reference to the Company's Annual Report on Form 10-K/A filed with the SEC on April 30, 2015).

Exhibit No.	Description
10.7	Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.8
Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.9
Letter Agreement, dated as of November 20, 2012, by and between CIFC Corp. and Rahul Agarwal, (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 27, 2012).
10.10
Master Purchase Agreement, dated as of February 7, 2012, by and among DWM Management LLC, DFR Middle Market Holdings Ltd. and Deerfield Capital Management LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 8, 2012).
10.11
Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on August 1, 2012).
10.12
Investment Agreement, dated as of September 24, 2012, by and between CIFC Corp. and GE Capital Equity Investments, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.13	Form of CIFC LLC Amended and Restated 2011 Share Option and Incentive Plan.*
21.1	Subsidiaries of the Registrant.*
23.1	Consent of Simpson Thacher & Bartlett (included in Exhibits 5.1 and 8.1).*
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney (included on the signature page to the registration statement).
99.1	Form of Proxy Card for CIFC Corp. Special Meeting.*

*
To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement
(b)
Financial Statement Schedules

        Financial statement schedules are incorporated herein by reference to page F-1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Each of the undersigned registrants hereby undertakes:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   Each of the undersigned registrants hereby undertakes:

          (1)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

        (f)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 17, 2015.

CIFC LLC
By:	CIFC Corp., its sole member
By:	/s/ RAHUL AGARWAL
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer

        Know all persons by these presents, that the undersigned directors and officers of CIFC Corp., managing member of the registrant that is filing a registration statement on Form S-4 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Stephen J. Vaccaro, Oliver Wriedt, Rahul Agarwal and Julian Weldon, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons on behalf of CIFC Corp., as managing member of the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. VACCARO Stephen J. Vaccaro	Chief Investment Officer and Co-President (principal executive officer)	August 17, 2015
/s/ OLIVER WRIEDT Oliver Wriedt	Co-President (principal executive officer)	August 17, 2015
/s/ RAHUL AGARWAL Rahul Agarwal	Chief Financial Officer (principal financial and accounting officer)	August 17, 2015

Signature	Title	Date

/s/ PAOLO AMATO Paolo Amato	Director	August 17, 2015
/s/ EHUD BARAK Ehud Barak	Director	August 17, 2015
/s/ JASON EPSTEIN Jason Epstein	Director	August 17, 2015
/s/ PETER GLEYSTEEN Peter Gleysteen	Director	August 17, 2015
/s/ ANDREW INTRATER Andrew Intrater	Director	August 17, 2015
/s/ ROBERT B. MACHINIST Robert B. Machinist	Director	August 17, 2015
/s/ MARCO MUSETTI Marco Musetti	Director	August 17, 2015
/s/ DANIEL K. SCHRUPP Daniel K. Schrupp	Director	August 17, 2015
/s/ JEFFREY S. SEROTA Jeffrey S. Serota	Director	August 17, 2015
/s/ STEPHEN F. SMITH Stephen F. Smith	Director	August 17, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger by and among CIFC LLC, CIFC Corp. and CIFC Merger Corp., dated as of , 2015, included as Annex A to the proxy statement/prospectus that is part of this registration statement and is incorporated herein by reference.
3.1	Certificate of Formation of CIFC LLC.
3.2
Form of Amended and Restated Limited Liability Company Agreement of CIFC LLC included as Annex B to the proxy statement/prospectus that is a part of this registration statement and is incorporated herein by reference.*
4.1
Junior Subordinated Indenture, dated March 4, 2010, by and between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as Trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on March 10, 2010).
4.2
Junior Subordinated Indenture, dated October 20, 2010 between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on October 21, 2010).
5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being issued.*
8.1	Opinion of Simpson Thacher & Bartlett LLP as to certain U.S. federal income tax matters.*
10.1	Shareholders Agreement, dated as of , 2015, by and between CIFC LLC and DFR Holdings, LLC.*
10.2
Second Amended and Restated Registration Rights Agreement, dated as of September 24, 2012, by and among CIFC Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.3
Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.4
Lease, dated September 16, 2011, between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 16, 2011).
10.5	Form of Indemnity Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.6
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated December 2, 2013, by and between CIFC Corp. and Peter Gleysteen (incorporated by reference to the Company's Annual Report on Form 10-K/A filed with the SEC on April 30, 2015).

Exhibit No.	Description
10.7	Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.8
Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.9
Letter Agreement, dated as of November 20, 2012, by and between CIFC Corp. and Rahul Agarwal, (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 27, 2012).
10.10
Master Purchase Agreement, dated as of February 7, 2012, by and among DWM Management LLC, DFR Middle Market Holdings Ltd. and Deerfield Capital Management LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 8, 2012).
10.11
Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on August 1, 2012).
10.12
Investment Agreement, dated as of September 24, 2012, by and between CIFC Corp. and GE Capital Equity Investments, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.13	Form of CIFC LLC Amended and Restated 2011 Share Option and Incentive Plan.*
21.1	Subsidiaries of the Registrant.*
23.1	Consent of Simpson Thacher & Bartlett (included in Exhibits 5.1 and 8.1).*
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney (included on the signature page to the registration statement).
99.1	Form of Proxy Card for CIFC Corp. Special Meeting.*

*
To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement